Exhibit 10.1

PUBLISHED CUSIP NUMBERS:

DEAL CUSIP – [____]

FACILITY CUSIP – [____]

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 14, 2022

among

TAMPA ELECTRIC COMPANY,

a Florida Corporation,

as Borrower

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

THE LENDERS PARTY HERETO

WELLS FARGO SECURITIES, LLC

JPMORGAN CHASE BANK, N.A.

MUFG BANK, LTD., CANADA BRANCH

ROYAL BANK OF CANADA

and

THE BANK OF NOVA SCOTIA

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

ARTICLE I DEFINITIONS			1

1.1	Definitions		1
1.2	Rules of Interpretation		1

ARTICLE II THE FACILITY			1

2.1	The Facility		1
	2.1.1	Loans	1
	2.1.2	Interest Provisions Applicable to all Loans	2
	2.1.3	Conversion of Loans	3
	2.1.4	Loan Principal Payment	4
	2.1.5	Promissory Notes	4
	2.1.6	Optional Prepayments	4
2.2	Retiring Lenders		4
2.3	[Reserved]		5
2.4	[Reserved]		5
2.5	Other Payment Terms		5
	2.5.1	Place and Manner	5
	2.5.2	Date	5
	2.5.3	Late Payments	5
	2.5.4	Net of Taxes, Etc.	5
	2.5.5	Application of Payments	7
	2.5.6	Failure to Pay Administrative Agent	7
	2.5.7	Withholding Exemption Certificates	7
	2.5.8	Certain Deductions by Administrative Agent	8
2.6	Pro Rata Treatment		8
	2.6.1	Borrowings, Payments, Etc.	8
	2.6.2	Sharing of Payments, Etc.	8
2.7	Change of Circumstances		9
	2.7.1	SOFR	9
	2.7.2	Inability to Determine Rates	10
	2.7.3	Increased Costs	11
	2.7.4	Capital Requirements	11
	2.7.5	Delay in Request	11
2.8	Funding Losses		12
2.9	Alternate Office, Minimization of Costs		12
	2.9.1	Minimization of Costs	12
	2.9.2	Replacement Rights	12
	2.9.3	Alternate Office	13
2.10	[Reserved]		13
2.11	Defaulting Lenders		13

ARTICLE III CONDITIONS PRECEDENT			13

3.1	Conditions Precedent to Obligation to Make Loans		13
	3.1.1	Credit Facility Documents	13
	3.1.2	Resolutions	13
	3.1.3	Incumbency	14
	3.1.4	Legal Opinions	14
	3.1.5	Financial Statements	14

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	3.1.6	Accuracy of Representations and Warranties; No Defaults	14
	3.1.7	Certificate of Borrower	14
	3.1.8	Payment of Fees	14
	3.1.9	Beneficial Ownership Certification	14
	3.1.10	Payment of Amounts under Existing Credit Agreement	14
3.2	Conditions Precedent to Borrowing		15
	3.2.1	Accuracy of Representations and Warranties	15
	3.2.2	No Defaults	15
	3.2.3	Notice of Borrowing	15

ARTICLE IV REPRESENTATIONS AND WARRANTIES			15

4.1	Corporate Existence and Business		15
4.2	Power and Authorization; Enforceable Obligations		15
4.3	No Legal Bar		16
4.4	No Proceeding, Litigation or Investigation		16
4.5	Governmental Approvals		16
4.6	Financial Statements		16
4.7	True and Complete Disclosure		16
	4.7.1	Beneficial Ownership Certification	16
4.8	Investment Company Act		16
4.9	Compliance with Law		16
4.10	ERISA		17
4.11	Solvency		17
4.12	Taxes		17
4.13	Use of Credit		17
4.14	FCPA; OFAC; Anti-Money Laundering		17
	4.14.1	No Unlawful Contributions or Other Payments	17
	4.14.2	OFAC	17
	4.14.3	No Conflict with Money Laundering Laws	18

ARTICLE V COVENANTS OF BORROWER			18

5.1	Existence		18
5.2	Consents, Legal Compliance		18
5.3	Prohibition of Certain Transfers		18
5.4	Payment and Performance of Material Obligations		19
5.5	Taxes		19
5.6	Maintenance of Property, Insurance		19
5.7	Compliance with Laws, Instruments, Etc.		19
5.8	No Change in Business		20
5.9	Financial Statements		20
5.10	Notices		21
5.11	Financial Covenants		21
5.12	Indemnification		21
5.13	Federal Regulations		23
5.14	Use of Proceeds		23
5.15	Transactions with Affiliates		23

ARTICLE VI EVENTS OF DEFAULT; REMEDIES			24

6.1	Events of Default		24
	6.1.1	Payments	24
	6.1.2	Debt Cross Default	24

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	6.1.3	Bankruptcy; Insolvency	24
	6.1.4	Misstatements	24
	6.1.5	Breach of Terms of Agreement	24
	6.1.6	Judgments	24
	6.1.7	Change in Control	25
	6.1.8	ERISA Violations	25
	6.1.9	Lack of Validity, Etc.	25
6.2	Remedies		25
	6.2.1	No Further Loans	25
	6.2.2	Cure by Administrative Agent	25
	6.2.3	Acceleration	26

ARTICLE VII ADMINISTRATIVE AGENT, SUBSTITUTION, AMENDMENTS, ETC.			26

7.1	Appointment, Powers and Immunities		26
7.2	Reliance		27
7.3	Non-Reliance		28
7.4	Defaults		28
7.5	Indemnification		28
7.6	Successor Administrative Agent		28
7.7	Authorization		29
7.8	Administrative Agent’s Other Roles; Other Agents		29
7.9	Amendments; Waivers		29
7.10	Withholding Tax		30
7.11	General Provisions as to Payments		31
7.12	Participations		31
7.13	Transfer of Commitments		32
	7.13.1	Assignments	32
	7.13.2	Register	33
	7.13.3	No Assignments to Certain Persons	34
	7.13.4	Assignability as to Collateral	34
7.14	Acknowledgments of Lenders		34

ARTICLE VIII MISCELLANEOUS			35

8.1	Addresses		35
8.2	Additional Security; Right to Set-Off		37
8.3	Delay and Waiver		37
8.4	Costs, Expenses and Attorneys’ Fees		37
8.5	Entire Agreement		38
8.6	Governing Law		38
8.7	Severability		38
8.8	Headings		38
8.9	Accounting Terms		38
8.10	No Partnership, Etc.		39
8.11	Limitation on Liability		39
8.12	Waiver of Jury Trial		39
8.13	Consent to Jurisdiction		39
8.14	Knowledge and Attribution		40
8.15	Successors and Assigns		40
8.16	Counterparts		40
8.17	Patriot Act Notice		41
8.18	Payments Set Aside		41

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8.19	No Advisory or Fiduciary Responsibility	41
8.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	42
8.21	Acknowledgement Regarding Any Supported QFCs	42
8.22	Divisions	43
8.23	Certain ERISA Matters	43
8.24	Interest Rate Limitation	44

SCHEDULES

Schedule 1	Lenders and Commitments
Schedule 5.3.3	Existing Liens

EXHIBITS

Exhibit A	Definitions
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Note
Exhibit D	[Reserved]
Exhibit E-1	[Reserved]
Exhibit E-2	Form of Notice of Conversion of Loan Type
Exhibit E-3	Form of Confirmation of Interest Period Selection
Exhibit E-4	[Reserved]
Exhibit F	[Reserved]
Exhibit G	Form of Borrower’s Closing Certificate
Exhibit H-1	Form of Opinion of Assistant General Counsel to Borrower
Exhibit H-2	Form of Opinion of Locke Lord LLP, counsel to Borrower
Exhibit H-3	Form of Opinion of Milbank LLP, counsel to the Administrative Agent

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AMENDED AND RESTAETD CREDIT AGREEMENT (this “Agreement”) dated as of December [14], 2022 among TAMPA ELECTRIC COMPANY, a Florida corporation (“Borrower”), the LENDERS party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

RECITALS

Borrower, certain Lenders and Wells Fargo Bank, National Association, as administrative agent thereunder are parties to the Credit Agreement dated as of December 17, 2021 (the “Existing Credit Agreement”).

Borrower desires to enter into, and the Lenders are willing to provide, the 364-day senior unsecured term loan credit facility set forth herein and requests certain amendments to the provisions of the Existing Credit Agreement and the Lenders are willing to make such amendments on the terms and conditions hereof, and, accordingly, the parties hereto agree to amend and restate the Existing Credit Agreement as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Except as otherwise expressly provided, capitalized terms used in this Agreement and its exhibits shall have the meanings given in Exhibit A.

1.2 Rules of Interpretation . Except as otherwise expressly provided, the Rules of Interpretation set forth in Exhibit A shall apply to this Agreement and the other Credit Facility Documents.

ARTICLE II

THE FACILITY

2.1 The Facility.

2.1.1 Loans.

2.1.1.1 Commitments. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make Loans in a single drawing on the Closing Date to Borrower in the full amount of such Lender’s Commitment. Amounts borrowed under this Section 2.1.1.1 and prepaid or repaid under Section 2.1.6 may not be reborrowed. The Commitments of all the Lenders shall be automatically and permanently terminated on the Closing Date after giving effect to the borrowing to be made on the Closing Date.

2.1.1.2 The Borrowing. The Loans were made initially on the Closing Date to the account to which the proceeds of the Borrowing were credited, as contemplated by Section 2.1.1.3(d), and shall be continued on the Amendment Effective Date as SOFR Loans with an initial Interest Period of one month in the aggregate amount of $400,000,000.

2.1.1.3 Loan Funding.

(a) [Reserved]

(b) Pro Rata Loans. Each Loan shall be made on a pro rata basis by the Lenders in accordance with their respective Proportionate Shares, with each Borrowing to consist of a Loan by each Lender equal to such Lender’s Proportionate Share of such Borrowing.

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(c) Lender Funding. Each Lender shall, before 12:00 noon on the date of the Borrowing, make available to Administrative Agent at the Administrative Agent’s Office, in same day funds, such Lender’s Proportionate Share of the Borrowing. The failure of any Lender to make the Loan to be made by it as part of the Borrowing shall not relieve any other Lender of its obligation hereunder to make its Loan on the date of the Borrowing. No Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of the Borrowing.

(d) Funding of Loans. No later than 2:00 p.m. on the Closing Date, if the applicable conditions precedent listed in Article III have been satisfied or waived and to the extent Administrative Agent shall have received the appropriate funds from the Lenders, Administrative Agent shall make available the Loans in Dollars and in immediately available funds, at Administrative Agent’s Office, and shall transfer such funds to the bank account(s) specified by Borrower in writing to Administrative Agent before the Closing Date in accordance with Section 3.2.3.

2.1.2 Interest Provisions Applicable to all Loans.

2.1.2.1 Loan Interest Rates. Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until the maturity or prepayment thereof at one of the following rates per annum:

(a) With respect to the principal portion of each Loan that is, and during such periods as such Loan is, a Base Rate Loan, at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate; and

(b) With respect to the principal portion of each Loan that is, and during such periods as such Loan is, a SOFR Loan, at a rate per annum during each Interest Period for such SOFR Loan equal to the Adjusted Term SOFR for such Interest Period plus the Applicable Rate.

2.1.2.2 Interest Provisions. Unless otherwise specified by Borrower in a Notice of Conversion of Loan Type and except as otherwise provided for herein, all Loans shall bear interest based on Adjusted Term SOFR with a one month Interest Period, and subject to the applicable limitations set forth herein, Loans shall bear interest based upon Adjusted Term SOFR as specified by Borrower in the notice of borrowing delivered in connection with the Amendment Effective Date or in a Notice of Conversion of Loan Type. Borrower shall not request, and the Lenders shall not be obligated to make, SOFR Loans at any time an Inchoate Default or Event of Default exists. If an Event of Default exists at the end of an Interest Period, the SOFR Loans whose Interest Period is then ending shall automatically convert to Base Rate Loans at such time (notwithstanding the delivery of a Confirmation of Interest Period Selection with respect to such Loans).

2.1.2.3 Interest Payment Dates. Borrower shall pay accrued interest on the unpaid principal amount of each Loan (i) in the case of each Base Rate Loan, on the last Banking Day of each calendar quarter, (ii) in the case of each SOFR Loan, on the last day of each Interest Period related to each SOFR Loan and, with respect to Interest Periods longer than three months, on each successive date three months after the first day of such Interest Period, and (iii) in all cases, upon prepayment (to the extent thereof and including any optional prepayments), upon conversion from one Type of Loan to another Type, and at maturity (whether by acceleration or otherwise).

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2.1.2.4 Interest Periods and Selection.

(a) Notwithstanding anything herein to the contrary, (i) Borrower may not at any time have outstanding more than eight different Interest Periods relating to SOFR Loans; and (ii) SOFR Loans for each Interest Period shall be in the amount of at least $5,000,000.

(b) Borrower may contact Administrative Agent at any time prior to the end of an Interest Period for a quotation of interest rates in effect at such time for given Interest Periods and Administrative Agent shall promptly provide such quotation. Borrower may select an Interest Period telephonically, which selection shall be irrevocable on and after commencement of the applicable Minimum Notice Period. Borrower shall confirm such telephonic notice to Administrative Agent by telecopy on the day such notice is given (in substantially the form of Exhibit E-3, a “Confirmation of Interest Period Selection”) and Administrative Agent shall promptly forward the same to the Lenders. Borrower shall promptly deliver to Administrative Agent the original of the Confirmation of Interest Period Selection initially delivered by telecopy. If Borrower fails to notify Administrative Agent of the next Interest Period for any SOFR Loans in accordance with this Section 2.1.2.4(b), such Loans shall automatically convert to Base Rate Loans on the last day of the current Interest Period therefor. Administrative Agent shall as soon as practicable (and, in any case, within two Banking Days after delivery of the Confirmation of Interest Period Selection by telecopy as provided for above) notify Borrower of each determination of the interest rate applicable to each Loan.

2.1.2.5 Interest Account and Interest Computations. Borrower authorizes Administrative Agent to record in an account or accounts maintained by Administrative Agent on its books (i) the interest rates applicable to all Loans and the effective dates of all changes thereto, (ii) the Interest Period for each SOFR Loan, (iii) the date and amount of each principal and interest payment on each Loan and (iv) such other information as Administrative Agent may determine is necessary for the computation of interest payable by Borrower hereunder. Borrower agrees that all computations by Administrative Agent of interest shall be conclusive in the absence of demonstrable error. All computations of interest on Loans shall be based upon a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted Term SOFR shall be determined by Administrative Agent, and such determination shall be conclusive absent manifest error.

2.1.3 Conversion of Loans. Borrower may convert any Loan from one Type of Loan to another Type; provided, however, that (i) any conversion of SOFR Loans into Base Rate Loans shall be made on, and only on, the first day after the last day of an Interest Period for such SOFR Loans, and (ii) Loans shall be converted only in amounts of $5,000,000 and increments of $1,000,000 in excess thereof. Borrower shall request such a conversion by a written notice to Administrative Agent in the form of Exhibit E-2, appropriately completed (a “Notice of Conversion of Loan Type”), which specifies:

(a) the Loans, or portion thereof, which are to be converted;

(b) the Type into which such Loans, or portion thereof, are to be converted;

(c) if such Loans are to be converted into SOFR Loans, the initial Interest Period selected by Borrower for such Loans in accordance with Section 2.1.2.4(b); and

(d) the date of the requested conversion, which shall be a Banking Day.

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Borrower shall give each Notice of Conversion of Loan Type to Administrative Agent so as to provide at least the applicable Minimum Notice Period. Any Notice of Conversion of Loan Type may be modified or revoked by Borrower through the Banking Day prior to the Minimum Notice Period, and shall thereafter be irrevocable. Each Notice of Conversion of Loan Type shall be delivered by first-class mail or telecopy to Administrative Agent at the office or to the telecopy number and as otherwise specified in Section 8.1; provided, however, that Borrower shall promptly deliver to Administrative Agent the original of any Notice of Conversion of Loan Type initially delivered by telecopy. Administrative Agent shall promptly notify each Lender of the contents of each Notice of Conversion of Loan Type.

2.1.4 Loan Principal Payment. Borrower shall repay to Administrative Agent, for the account of each Lender on the Maturity Date the unpaid principal amount of each Loan made by such Lender. Upon payment in full of the aggregate principal amount of the Loans, all accrued and unpaid interest thereon and all other amounts owed by Borrower to Administrative Agent or the Lenders hereunder and under the other Credit Facility Documents, the Lenders shall promptly mark any Notes cancelled and return such cancelled Notes to Borrower.

2.1.5 Promissory Notes. The obligation of Borrower to repay the Loans made by each Lender and to pay interest thereon at the rates provided herein shall, upon the written request of any Lender, be evidenced by promissory notes in the form of Exhibit C (each, a “Note”), payable to such Lender and in the principal amount of such Lender’s Commitment. Borrower authorizes each Lender to record on the schedule annexed to such Lender’s Note, and/or in such Lender’s internal records, the date and amount of each Loan made by such Lender, and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the matters noted. Borrower further authorizes each Lender to attach to and make a part of such Lender’s Note continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations shall affect the validity of Borrower’s obligation to repay the full unpaid principal amount of the Loans or the duties of Borrower hereunder or thereunder.

2.1.6 Optional Prepayments. Borrower may, at its option and without penalty, upon notice to Administrative Agent before 12:00 noon on the date of prepayment (which shall be a Banking Day), in the case of Base Rate Loans, or upon at least three Banking Days’ notice to Administrative Agent, in the case of SOFR Loans, prepay any Loans in whole or in part in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (except in the case of a prepayment of all the Loans). Upon the prepayment of any Loan, Borrower shall pay to Administrative Agent for the account of the Lender which made such Loan (i) all accrued interest and fees to the date of such prepayment on the amount prepaid and (ii) if such prepayment is the prepayment of a SOFR Loan on a day other than the last day of an Interest Period for such SOFR Loan, all Liquidation Costs incurred by such Lender as a result of such prepayment (pursuant to the terms of Section 2.8).

2.2 Retiring Lenders . With respect to the loans outstanding under the Existing Credit Agreement immediately prior to the Amendment Effective Date, Borrower shall borrow Loans from the Lenders, and the Lenders shall make Loans to Borrower, and (notwithstanding the provisions of Section 2.6 requiring that borrowings and prepayments be made ratably in accordance with the principal amounts of the Loans held by the Lenders) Borrower shall repay in full the principal of and interest on all of the Loans made by the Retiring Lenders to Borrower hereunder (together with any other amounts payable hereunder to such Retiring Lender in connection with their respective “Loans” under (and as defined in) the Existing Credit Agreement) and to the extent necessary shall repay the principal of the Loans made by the Lenders to Borrower, in each case together with any amounts owing pursuant to Section 2.8 and 3.1.10

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as a result of such payment, so that after giving effect to such Loans and prepayments, the Loans shall be held by the Lenders in the amounts set forth on Schedule 1. To effect the foregoing payments, the related transfers of funds shall be netted to the extent necessary to minimize the actual flows of funds between the relevant parties.

2.3 [Reserved]

2.4 [Reserved]

2.5 Other Payment Terms.

2.5.1 Place and Manner. Borrower shall make all payments due to each Lender hereunder to the Administrative Agent’s Office, for the account of such Lender, to an account specified by Administrative Agent to Borrower for such purpose, in lawful money of the United States and in immediately available funds not later than 12:00 noon on the date on which such payment is due, without set-off or counterclaim. Any payment received after such time on any day shall be deemed received on the Banking Day after such payment is received. Administrative Agent shall disburse to each Lender each such payment received by Administrative Agent for such Lender, such disbursement to occur on the day such payment is received if received by 12:00 noon, otherwise on the next Banking Day.

2.5.2 Date. Whenever any payment due hereunder shall fall due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall be included in the computation of interest or fees, as the case may be, without duplication of any interest or fees so paid in the next subsequent calculation of interest or fees payable.

2.5.3 Late Payments. If any amounts required to be paid by Borrower under this Agreement or the other Credit Facility Documents (including principal or interest payable on any Loan, and any fees or other amounts otherwise payable to Administrative Agent or any Lender) remain unpaid after such overdue amounts are due, Borrower shall pay interest (including following any Bankruptcy Event with respect to Borrower) on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Default Rate.

2.5.4 Net of Taxes, Etc.

2.5.4.1 Taxes. Subject to each Lender’s compliance with Section 2.5.7, any and all payments to or for the benefit of Administrative Agent or any Lender by Borrower hereunder or under any other Credit Facility Document shall be made free and clear of and without deduction, setoff or counterclaim of any kind whatsoever and in such amounts as may be necessary in order that all such payments, after deduction for or on account of any Indemnified Taxes or Other Taxes, shall be equal to the amounts otherwise specified to be paid under this Agreement and the other Credit Facility Documents. If Borrower shall be required by law to withhold or deduct any Indemnified Taxes or Other Taxes from or in respect of any sum payable hereunder or under any other Credit Facility Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Indemnified Taxes or Other Taxes, as applicable (including deductions applicable to additional sums payable under this Section 2.5.4), Administrative Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the Governmental Authority in accordance with applicable law, rule or regulation. In addition, Borrower agrees to pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, rule or regulation.

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2.5.4.2 Indemnity. Borrower shall indemnify each Lender for and hold it harmless against the full amount of Indemnified Taxes and Other Taxes (including any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.5.4) paid by any Lender, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided that Borrower shall not be obligated to indemnify any Lender for any penalties, interest or expenses relating to Indemnified Taxes or Other Taxes arising from such Lender’s gross negligence or willful misconduct. Each Lender agrees to give notice to Borrower of the assertion of any claim against such Lender relating to such Indemnified Taxes or Other Taxes as promptly as is practicable after being notified of such assertion, and in no event later than 90 days after the principal officer of such Lender responsible for administering this Agreement obtains knowledge thereof; provided that any Lender’s failure to notify Borrower of such assertion within such 90 day period shall not relieve Borrower of its obligation under this Section 2.5.4 with respect to Indemnified Taxes or Other Taxes, penalties, interest or expenses arising prior to the end of such period, but shall relieve Borrower of its obligations under this Section 2.5.4 with respect to Indemnified Taxes and Other Taxes, penalties, interest or expenses accruing between the end of such period and such time as Borrower receives notice from such Lender as provided herein. Payments by Borrower pursuant to this indemnification shall be made within 30 days from the date such Lender makes written demand therefor (submitted through Administrative Agent), which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof.

2.5.4.3 Notice. Within 30 days after the date of any payment of Taxes by Borrower, Borrower shall furnish to Administrative Agent, at its address referred to in Section 8.1, the original or a certified copy of a receipt evidencing payment thereof or if such receipt is not obtainable, other evidence of such payment by Borrower reasonably satisfactory to Administrative Agent. Borrower shall compensate each Lender for all reasonable losses and expenses sustained by such Lender as a result of any failure by Borrower to so furnish such copy of such receipt.

2.5.4.4 FATCA. If a payment made to a Lender under this Agreement or any other Credit Facility Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent (each, a “Withholding Agent”), at the time or times prescribed by law and at such time or times reasonably requested by any Withholding Agent, as the case may be, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Withholding Agent as may be necessary for such Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.5.4.4, FATCA shall include any amendments made to FATCA after the date of this Agreement.

2.5.4.5 Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.5.4 (including additional amounts paid pursuant to this Section 2.5.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnifying party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary

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in this Section 2.5.4.5, in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.5.4.5 if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.5.4.5 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

2.5.4.6 Survival of Obligations. The obligations of Borrower under this Section 2.5.4 shall survive the termination of this Agreement and the repayment of the Obligations.

2.5.5 Application of Payments. Payments made under this Agreement or the other Credit Facility Documents shall (a) first be applied to any fees, costs, charges or expenses due and payable to Administrative Agent and the Lenders hereunder or under the other Credit Facility Documents, (b) next to any accrued but unpaid interest then due and owing and (c) then to outstanding principal then due and payable or otherwise to be prepaid.

2.5.6 Failure to Pay Administrative Agent. Unless Administrative Agent shall have received notice from Borrower at least two Banking Days prior to the date on which any payment is due to the Lenders hereunder that Borrower will not make such payment in full, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent on such date and Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have so made such payment in full to Administrative Agent, such Lender shall repay to Administrative Agent forthwith upon demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules for interbank compensation. A certificate of Administrative Agent submitted to any Lender with respect to any amounts owing by such Lender under this Section 2.5.6 shall be conclusive in the absence of demonstrable error.

2.5.7 Withholding Exemption Certificates. Each Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code upon becoming a Lender hereunder including any entity to which any Lender grants a participation or otherwise transfers its interest in this Agreement, agrees that it will deliver to Administrative Agent and Borrower an executed copy of United States Internal Revenue Service Form W-8IMY, W-8ECI or W-8BEN or successor applicable form, as the case may be, certifying in each case that such Lender is not a United States person and, to the extent applicable, is entitled to receive payments under this Agreement with an exemption or reduction of the deduction or withholding of any United States Federal income taxes. Each Lender which delivers to Borrower and Administrative Agent a Form W-8IMY, W-8ECI or W-8BEN pursuant to the preceding sentence further undertakes to deliver to Borrower and Administrative Agent further copies of the said letter and Form W-8IMY, W-8ECI or W-8BEN, or successor applicable forms, or other manner of certification or procedure, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or within a reasonable time after gaining knowledge of the occurrence of any event requiring a change in the most recent letter and forms previously delivered by it to Borrower, and such extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form W-8IMY, W-8ECI or W-8BEN that such Lender is not a United States person and, to the extent applicable, is entitled to receive payments under this Agreement with an exemption or reduction of the deduction or withholding of any United States Federal income taxes, unless in any such cases an event (including any change in any treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would reasonably prevent a Lender from duly completing and delivering any

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such letter or form with respect to it and such Lender advises Borrower that it is not capable of receiving payments with an exemption or reduction of any deduction or withholding of United States Federal income tax, and in the case of Form W-8IMY, W-8ECI or W-8BEN, establishing an exemption from United States backup withholding tax. In the case of a Lender entitled to an exemption from the withholding of United States federal income tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” such Lender shall also deliver to Administrative Agent and Borrower with its Form W-8IMY, W-8ECI and W-8BEN or successor applicable form, as the case may be, a certificate, or certificates, to the effect that such Lender (or in the case of a Form W-8IMY, such Lender’s beneficial owners to the extent applicable) is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code and (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code. Each Lender providing such a certificate shall provide a new certificate at any time thereafter when a change in such Lender’s circumstances renders an existing certificate obsolete or invalid or requires a new certificate to be provided, and within fifteen Banking Days after a reasonable written request of Administrative Agent or Borrower from time to time; provided that it shall not be a breach of this Section 2.5.7 if such Lender is unable to provide such certificate as a result of a Change of Law after the date it becomes a Lender hereunder. Each Lender that is a United States person within the meaning of Section 7701(a)(30) of the Code shall provide an executed copy of United States Internal Revenue Service Form W-9 or successor applicable form, as the case may be, at the times specified for the delivery of forms under this Section 2.5.7 with respect to Forms W-8IMY, W-8ECI and W-8BEN or successor applicable form, as the case may be. Borrower shall not be obligated, however, to pay any additional amounts in respect of United States Federal income tax pursuant to Section 2.5.4.1 (or make an indemnification payment pursuant to Section 2.5.4.2) to any Lender (including any entity to which any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement) if the obligation to pay such additional amounts (or such indemnification) would not have arisen but for a failure of such Lender to comply with its obligations under this Section 2.5.7.

2.5.8 Certain Deductions by Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5.6 or Section 7.5, then Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (a) apply any amounts thereafter received by Administrative Agent for the account of such Lender for the benefit of Administrative Agent to satisfy such Lender’s obligations to Administrative Agent under such Section until all such unsatisfied obligations are fully paid, and/or (b) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (a) and (b) above, in any order as determined by Administrative Agent in its discretion.

2.6 Pro Rata Treatment.

2.6.1 Borrowings, Payments, Etc. Except as otherwise provided herein, (a) each Borrowing shall be made or allocated among the Lenders pro rata according to their respective Proportionate Shares then in effect and (b) each payment of principal of or interest on the Loans shall be shared among the Lenders pro rata in accordance with the amounts of such principal, interest or fees, as the case may be, then due and payable to them.

2.6.2 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) hereunder in excess of its ratable share of payments in accordance with Section 2.6.1, such Lender shall forthwith purchase from the other Lenders to which such payments were required to be made such participations in the Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of

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such recovery, without interest, and (ii) the provisions of this Section 2.6.2 shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any subsidiary or Affiliate thereof (as to which the provisions of this Section 2.6.2 shall apply). Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.6.2 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

2.7 Change of Circumstances.

2.7.1 SOFR

2.7.1.1 Illegality. If any Change of Law shall make it unlawful or impossible for any Lender to make or maintain any SOFR Loan, such Lender shall immediately notify Administrative Agent and Borrower of such Change of Law. Upon receipt of such notice, (a) Borrower’s right to request the making of or conversion to, and the Lenders’ obligations to make or convert to, SOFR Loans, as the case may be, shall be suspended for so long as such condition shall exist, and (b) Borrower shall, at the request of such Lender, either (i) pursuant to Section 2.1.3, convert any then outstanding SOFR Loans into Base Rate Loans at the end of the current Interest Periods for such Loans, or (ii) immediately repay or convert (at Borrower’s option) SOFR Loans into Base Rate Loans if such Lender shall notify Borrower that such Lender may not lawfully continue to fund and maintain such Loans as SOFR Loans. Any conversion or prepayment of SOFR Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such Loans shall be deemed a prepayment thereof for purposes of Section 2.8.

2.7.1.2 Alternate Rate of Interest.

(a) Notwithstanding anything to the contrary herein or in any other Credit Facility Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Facility Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Facility Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Facility Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Banking Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Facility Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Facility Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Facility Document.

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(c) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.7.1.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Facility Document, except, in each case, as expressly required pursuant to this Section 2.7.1.2.

(d) Notwithstanding anything to the contrary herein or in any other Credit Facility Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

2.7.2 Inability to Determine Rates. Subject to Section 2.7.1 above, if for any reason in connection with any request for a SOFR Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for determining Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan or in connection with an existing or proposed Base Rate Loan; provided that no Benchmark Transition Event shall have occurred at such time, or (ii) the Administrative Agent is advised by the Required Lenders that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent shall promptly so notify the Borrower and each Lender. Thereafter, (A) the obligation of the Lenders to make or maintain SOFR Loans shall be suspended and (B) in the event of a determination described in the preceding sentence with respect to the Adjusted Term SOFR component of the Alternate Base Rate, the utilization of the Adjusted Term SOFR component in determining the Alternate Base Rate shall be suspended, in each case, until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans or, failing that, shall be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

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2.7.3 Increased Costs. If any Change of Law shall:

2.7.3.1 impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; or

2.7.3.2 subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any SOFR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for (A) Indemnified Taxes or Other Taxes covered by Section 2.5.4 and (B) the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

2.7.3.3 impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any SOFR Loan or of maintaining its obligation to make any such Loan other than any cost related to Taxes or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then Borrower will pay to such Lender within 30 days after its demand, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts and the basis for determination of such amount, submitted by such Lender to Borrower, shall, in the absence of demonstrable error, be conclusive and binding on Borrower for purposes of this Agreement.

2.7.4 Capital Requirements. If any Lender determines that any Change of Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change of Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower shall pay to such Lender, within 30 days after its demand such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. A certificate of such Lender, setting forth in reasonable detail the computation of any such amount, submitted by such Lender to Borrower, shall, in the absence of demonstrable error, be conclusive and binding on Borrower for purposes of this Agreement.

2.7.5 Delay in Request. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.7 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 2.7 for any costs or reductions incurred more than 180 days prior to the date that such Lender notifies Borrower of the event giving rise to such costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the event giving rise to such costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

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2.8 Funding Losses. If Borrower shall (a) repay or prepay any SOFR Loans on any day other than the last day of an Interest Period for such Loans (including as a result of an assignment effected pursuant to Section 2.9.2), (b) fail to satisfy the applicable conditions for the Borrowing on the date of this Agreement, (c) fail to convert any Base Rate Loans into SOFR Loans in accordance with a Notice of Conversion of Loan Type delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) after such notice has become irrevocable, (d) fail to continue a SOFR Loan in accordance with a Confirmation of Interest Period Selection after such notice of confirmation has become irrevocable or (e) fail to make any prepayment in accordance with any notice of prepayment delivered to Administrative Agent, Borrower shall, within 30 days after demand by any Lender (other than in the case of the costs covered by the parenthetical clause under clause (a) above, which shall be paid in accordance with Section 2.9.2), reimburse such Lender for all reasonable costs and losses incurred by such Lender (“Liquidation Costs”) due to such payment, prepayment or failure. Borrower understands that such costs and losses may include losses incurred by a Lender as a result of funding and other contracts entered into by such Lender to fund SOFR Loans (other than non-receipt of the Applicable Rate in respect of the interest rate on SOFR Loans). Each Lender demanding payment under this Section 2.8 shall deliver to Borrower a certificate setting forth in reasonable detail the amount of costs and losses for which demand is made. Such a certificate so delivered to Borrower shall, in the absence of demonstrable error, be conclusive and binding as to the amount of such loss for purposes of this Agreement.

2.9 Alternate Office, Minimization of Costs.

2.9.1 Minimization of Costs. To the extent reasonably possible, each Lender shall designate an alternative Lending Office with respect to its SOFR Loans and otherwise take any reasonable actions to reduce any liability of Borrower to any Lender under Sections 2.5.4, 2.7.3, 2.7.4 or 2.8, or to avoid the unavailability of any Type of Loans under Section 2.7.1.1 so long as (in the case of the designation of an alternative Lending Office) such Lender, in its sole discretion, does not determine that such designation is disadvantageous to such Lender.

2.9.2 Replacement Rights. If and with respect to each occasion that a Lender (i) makes a demand for compensation pursuant to Section 2.5.4, 2.7.3 or 2.7.4, (ii) is unable for a period of three consecutive months to fund SOFR Loans pursuant to Section 2.7.1.1 or such Lender wrongfully fails to fund a Loan, (iii) becomes a Defaulting Lender or (iv) has failed to consent to any proposed waiver or amendment with respect to this Agreement that requires the consent of all the Lenders or all the Lenders directly affected and with respect to which the Required Lenders shall have granted their consent, Borrower may, at its sole expense, upon at least five Banking Days’ prior irrevocable written notice to the affected Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 7.13.1), all its interests, rights and obligations under this Agreement to an eligible assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that Borrower shall have received the prior written consent of Administrative Agent with respect to such assignee to the extent consent would be required under the terms of Section 7.13.1 in connection with an assignment to such assignee (which consent, in each case, shall not be unreasonably withheld). Such replacement Lender shall upon the effective date of replacement purchase the Obligations owed to such replaced Lender for the aggregate amount thereof and shall thereupon and for all purposes become a “Lender” hereunder. Such notice from Borrower shall specify an effective date for the replacement of such Lender’s Loans and Commitments, which date shall not be later than the 14th day after the day such notice is given. On the effective date of any replacement of a Lender’s Loans and Commitments and Obligations pursuant to this Section 2.9.2, Borrower shall pay to Administrative Agent for the account of such Lender (a) any fees due to such Lender to the date of such replacement; (b) the principal of and accrued interest on the principal amount of outstanding Loans held by such Lender to the date of such replacement (such amount to be represented by the purchase of the Obligations of such replaced Lender by the replacing Lender and not as a prepayment

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of such Loans or other amounts), and (c) the amount or amounts due to such Lender pursuant to each of Sections 2.5.4, 2.7.3 or 2.7.4, as applicable, and any other amount then payable hereunder to such Lender. In addition, if the replacement Lender was not previously a “Lender” hereunder, Borrower shall pay to Administrative Agent an administrative fee of $3,500. Borrower will remain liable to such replaced Lender for any Liquidation Costs that such Lender may sustain or incur as a consequence of the purchase of such Lender’s Loans (unless such Lender has defaulted on its obligation to fund a Loan hereunder). Upon the effective date of the purchase of any Lender’s Loans and termination of such Lender’s Commitments pursuant to this Section 2.9.2, such Lender shall cease to be a Lender hereunder. No such replacement of such Lender’s Commitments and the purchase of such Lender’s Loans pursuant to this Section 2.9.2 shall affect (i) any liability or obligation of Borrower or any other Lender to such replaced Lender, or any liability or obligation of such replaced Lender to Borrower or any other Lender, which accrued on or prior to the date of such replacement or (ii) such replaced Lender’s rights hereunder in respect of any such liability or obligation. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

2.9.3 Alternate Office. Any Lender may designate a Lending Office other than that set forth in its Administrative Questionnaire and may assign all of its interests under the Credit Facility Documents to such Lending Office, provided that such designation and assignment do not at the time of such designation and assignment increase the reasonably foreseeable liability of Borrower under Sections 2.5.4, 2.7.3 or 2.7.4, or make an interest rate option unavailable pursuant to Section 2.7.2.

2.10 [Reserved]

2.11 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then for so long as such Lender is a Defaulting Lender the Commitment and Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 7.9), except that (i) the Commitment(s) of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (ii) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

ARTICLE III

CONDITIONS PRECEDENT

3.1 Conditions Precedent to Obligation to Make Loans. Each Lender’s obligation to make Loans on the Closing Date and to continue the Loans on the Amendment Effective Date pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

3.1.1 Credit Facility Documents. Delivery to Administrative Agent of executed originals of each Credit Facility Document (or written evidence satisfactory to Administrative Agent of the execution thereof by the parties thereto (which may include fax or electronic transmission of a signed signature page thereto)).

3.1.2 Resolutions. Delivery to Administrative Agent of a copy of one or more resolutions or other authorizations of Borrower in form and substance reasonably satisfactory to Administrative Agent and certified by an appropriate authorized officer of Borrower as being in full force and effect on the Closing Date and on the Amendment Effective Date, as applicable, authorizing the execution, delivery and performance of this Agreement and the other Credit Facility Documents and any instruments or agreements required hereunder or thereunder to which Borrower is a party.

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3.1.3 Incumbency. Delivery to Administrative Agent of a certificate in form and substance reasonably satisfactory to Administrative Agent, from Borrower signed by the appropriate authorized officer and dated the Closing Date and the Amendment Effective Date, as applicable, as to the incumbency of the natural persons authorized to execute and deliver this Agreement and each other Credit Facility Document and any instruments or agreements required hereunder or thereunder to which Borrower is a party.

3.1.4 Legal Opinions. Delivery to Administrative Agent of legal opinions of in-house and external counsel to Borrower and counsel to Administrative Agent, in the form of Exhibits H-1, H-2 and H-3, respectively.

3.1.5 Financial Statements. The Lenders shall have received the most recent annual audited financial statements or Form 10-K from Borrower and, to the extent obtainable, the most recent quarterly financial statements or Form 10-Q of Borrower, with certificates from the appropriate Responsible Officer thereof, stating that no material adverse change in the consolidated assets, liabilities, operations or financial condition of Borrower has occurred from those set forth in the most recent financial statements or the balance sheet, as the case may be, so provided to Administrative Agent.

3.1.6 Accuracy of Representations and Warranties; No Defaults. As of the Closing Date and as of the Amendment Effective Date, as applicable, the conditions set forth in Sections 3.2.1 and 3.2.2 shall be satisfied.

3.1.7 Certificate of Borrower. Administrative Agent shall have received a certificate, dated as of the Closing Date and as of the Amendment Effective Date, as applicable, signed by a Responsible Officer of Borrower, in substantially the form of Exhibit G.

3.1.8 Payment of Fees. All amounts required to be paid by Borrower to the Administrative Agent in connection with the execution and delivery of the Credit Facility Documents, and all taxes, fees and other costs payable in connection with the execution and delivery of the documents and instruments referred to in this Section 3.1 (or incorporated herein by reference) shall have been paid in full.

3.1.9 Beneficial Ownership Certification. To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause 3.1.9 shall be deemed to be satisfied).

3.1.10 Payment of Amounts under Existing Credit Agreement. Administrative Agent shall have received evidence, in form and substance satisfactory to Administrative Agent, that all amounts payable under the Existing Credit Agreement to the lenders party to the Existing Credit Agreement shall have been (or shall be simultaneously) paid in full; provided that, by its execution hereof, each Lender that is a lender party to the Existing Credit Agreement hereby waives and amends the provisions of the Existing Credit Agreement requiring prior notice by Borrower with respect to the prepayment of loans as of the Amendment Effective Date.

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Administrative Agent shall notify Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

3.2 Conditions Precedent to Borrowing. The obligation of the Lenders to make each Loan is subject to the prior satisfaction of each of the following conditions:

3.2.1 Accuracy of Representations and Warranties. Each representation and warranty set forth in Article IV shall be true and correct as if made on and as of the date of such Borrowing, before and after giving effect thereto and the application of the proceeds therefrom, unless such representation or warranty relates solely to another time, in which event such representation or warranty shall be true and correct as of such other time.

3.2.2 No Defaults. No Event of Default or Inchoate Default shall have occurred and is continuing or will result from such Borrowing.

3.2.3 Notice of Borrowing. Borrower shall have delivered to Administrative Agent a notification of the account or accounts to which the proceeds of the Loans shall be deposited, at least one Banking Day prior to the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to and in favor of Administrative Agent and the Lenders as of the Closing Date and as of the Amendment Effective Date and, unless otherwise expressly limited to the Closing Date or the Amendment Effective Date, as applicable, as of the Borrowing (and all of these representations and warranties shall survive the Closing Date and the Amendment Effective Date and the making of the Loans):

4.1 Corporate Existence and Business. Borrower is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary to execute, deliver and perform this Agreement and each other Credit Facility Document to which it is or is to become a party.

4.2 Power and Authorization; Enforceable Obligations. Borrower has full power and authority and the legal right to execute, deliver and perform this Agreement and each other Credit Facility Document to which it is or is to become a party and to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder. Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and each other Credit Facility Document to which it is or is to become a party to complete the transactions contemplated hereby. No consent or authorization of, filing with, or other act by or in respect of any other Person or Governmental Authority is required in connection with the execution, delivery or performance by Borrower, or the validity or enforceability as to Borrower, of this Agreement and each other Credit Facility Document to which it is or is to become a party, except such consents or authorizations or filings or other acts as have already been obtained or where the failure to obtain such consent or authorization could not reasonably be expected to have a Material Adverse Effect. This Agreement and each other Credit Facility Document to which Borrower is a party have been duly executed and delivered by Borrower and constitute, and each other Credit Facility Document to which it is to become a party will upon execution and delivery thereof by Borrower and the other parties thereto (if any) constitute, a legal, valid and binding obligation of Borrower enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the right of creditors generally and by general principles of equity.

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4.3 No Legal Bar. The execution, delivery and performance by Borrower of this Agreement and each other Credit Facility Document to which it is or is to become a party to complete the transactions contemplated hereby and the making by Borrower of any payments hereunder or under any other Credit Facility Document to which it is a party will not violate any applicable law or any material contractual obligation of Borrower and its subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of Borrower pursuant to any applicable law or any such contractual obligation except, in each case, where such violation, creation or imposition could not reasonably be expected to have a Material Adverse Effect.

4.4 No Proceeding, Litigation or Investigation. No litigation, proceeding or to the knowledge of Borrower, investigation of or before any Governmental Authority is pending or, to the knowledge of Borrower, threatened in writing against Borrower or any of its subsidiaries, except where such litigation, proceeding or investigation could not reasonably be expected to have a Material Adverse Effect.

4.5 Governmental Approvals. All governmental authorizations and actions necessary in connection with the execution and delivery by Borrower of this Agreement and the other Credit Facility Documents and the performance of its obligations hereunder and thereunder have been obtained or performed and remain valid and in full force and effect.

4.6 Financial Statements. All quarterly and annual financial statements of Borrower and its consolidated subsidiaries heretofore delivered by Borrower to Administrative Agent did not fail to disclose any material liabilities, whether direct or contingent, and fairly presented in all material respects the financial condition of Borrower and its consolidated subsidiaries, as the case may be, in each case as of the date delivered and were prepared in accordance with GAAP. Since December 31, 2020, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.7 True and Complete Disclosure. All factual information heretofore or contemporaneously furnished by Borrower or its representatives in writing to Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein was true and accurate in all material respects on the date as of which such information was dated or certified and at such date did not omit to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided. The information referred to in the immediately preceding sentence furnished to Administrative Agent or any Lender on or prior to the Closing Date, or as of the Amendment Effective Date, as applicable, taken as a whole, as updated or supplemented from time to time, is true and correct in all material respects as of the Closing Date or as of the Amendment Effective Date, as applicable, and as of the Closing Date, or as of the Amendment Effective Date, as applicable, all such information does not omit to state any fact which could reasonably be expected to have a Material Adverse Effect.

4.7.1 Beneficial Ownership Certification. As of the Closing Date and as of the Amendment Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

4.8 Investment Company Act. Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.9 Compliance with Law. There is no violation by Borrower or any Significant Subsidiary of any Governmental Rule which could reasonably be expected to have a Material Adverse Effect. Except as have been delivered to Administrative Agent, no notices of any such violation of any Governmental Rule have been issued, entered or received by Borrower or any Significant Subsidiary.

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4.10 ERISA. Borrower and any other Person which is under common control (within the meaning of Section 414(b) or (c) of the Code) with Borrower have fulfilled their obligations (if any) under the minimum funding standards of ERISA and the Code for each ERISA Plan in compliance in all material respects with the currently applicable provisions of ERISA and the Code and have not incurred any material liability to the PBGC or an ERISA Plan under Title IV of ERISA (other than liability for premiums due in the ordinary course). Assuming that the credit extended hereunder does not involve the assets of any employee benefit plan subject to ERISA, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will involve a Prohibited Transaction.

4.11 Solvency. Borrower and each Significant Subsidiary is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection with this Agreement and the other Credit Facility Documents, will be and will continue to be, Solvent.

4.12 Taxes. Each of Borrower and its subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which such Person has established adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

4.13 Use of Credit. Neither Borrower or any of its subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (as defined in Regulations T, U or X of the Federal Reserve Board), and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any such margin stock.

4.14 FCPA; OFAC; Anti-Money Laundering.

4.14.1 No Unlawful Contributions or Other Payments. Neither Borrower nor any of its subsidiaries, nor, to Borrower’s knowledge, any director, officer, agent, employee or Affiliate of Borrower or any of its subsidiaries has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to pay or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office.

4.14.2 OFAC.

(a) Neither Borrower nor any of its subsidiaries nor, to Borrower’s knowledge, any officer or director of Borrower or any of its subsidiaries, nor any agent, employee or Affiliate of Borrower or any of its subsidiaries is (i) a Person that is, or is owned or controlled by Persons that are currently the subject of any sanctions imposed by the U.S. government, including those administered by OFAC (“Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Crimea, Iran, North Korea and Syria).

(b) Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding, is the subject of Sanctions or would be in violation of Money Laundering Laws.

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4.14.3 No Conflict with Money Laundering Laws. To Borrower’s knowledge, the operations of Borrower and its subsidiaries are and have been conducted at all times in material compliance with (i) applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the rules and regulations promulgated thereunder, (ii) the money laundering statutes of all jurisdictions where Borrower and its subsidiaries conduct business, and the rules and regulations thereunder and (iii) any related or similar rules, regulations or guidelines issued, administered or enforced by any court, arbitrator, regulatory body, administrative agency, governmental body or other authority or agency (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court, arbitrator, regulatory body, administrative agency, governmental body or other authority or agency involving Borrower or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to Borrower’s knowledge, threatened.

ARTICLE V

COVENANTS OF BORROWER

Borrower covenants and agrees that until the repayment in full of the Obligations (other than those contingent obligations that are intended to survive the termination of this Agreement or the other Credit Facility Documents) and the expiration and termination of all Commitments, unless Administrative Agent on behalf of the Lenders waives compliance in writing:

5.1 Existence. Borrower shall, and shall cause each Significant Subsidiary to, maintain and preserve its existence in good standing in the state of its formation and its qualification to do business in each other jurisdiction where such qualification is necessary and all material rights, privileges and franchises necessary in the normal conduct of its business, except as permitted under Section 5.3.1.

5.2 Consents, Legal Compliance. Borrower shall maintain in full force and effect all consents of any Governmental Authority that are required to be obtained by it in order for it to perform its obligations under this Agreement and the other Credit Facility Documents and will obtain any that may become necessary in the future.

5.3 Prohibition of Certain Transfers.

5.3.1 Borrower shall not, and shall not permit any Significant Subsidiary to, liquidate or dissolve, or combine, consolidate or merge with or into another Person (other than any consolidation or mergers between or among Borrower and its Significant Subsidiaries); except that Borrower or any Significant Subsidiary may combine, consolidate or merge with another Person if (i) Borrower or a Significant Subsidiary, as the case may be, is the surviving corporation of such merger, consolidation or combination; (ii) after giving effect thereto, Borrower’s ratings for the Index Debt from Moody’s and S&P are at least Baa2 and BBB-, respectively, or Baa3 and BBB, respectively; (iii) prior to such merger, consolidation or combination, and after giving effect thereto, no Inchoate Default or Event of Default shall have occurred and be continuing; (iv) Borrower shall have provided pro forma calculations to Administrative Agent demonstrating that, to the reasonable satisfaction of Administrative Agent, after giving effect to such merger, consolidation or combination, the projected ratio of Total Debt to Capitalization for the next succeeding fiscal quarter will be less than or equal to 0.65 to 1.00; and (v) Borrower’s rights and obligations, and Administrative Agent’s and the Lenders’ rights and remedies, under this Agreement and the other Credit Facility Documents shall not be diminished in any manner as a result of such merger, consolidation or combination.

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5.3.2 Except as set forth in this Section 5.3 or sales that are in the nature of financing leases, Borrower shall not, and shall not permit any Significant Subsidiary to, sell, lease, assign or otherwise transfer or dispose of, directly or indirectly, all or any substantial part of its or such Significant Subsidiary’s property, business or assets; provided that (i) Borrower or any Significant Subsidiary may sell, lease or otherwise transfer or dispose of, directly or indirectly, assets to Borrower or any Significant Subsidiary, (ii) Borrower may sell, contribute or otherwise transfer its transmission and transmission-related assets for fair value to a regional transmission organization or conduct sales that are in the nature of financing leases, (iii) the foregoing shall not limit Borrower’s ability to enter into securitization transactions secured by a transfer of Borrower’s receivables, and (iv) Borrower may consummate the Peoples Gas Transaction.

5.3.3 Except as set forth in this Section 5.3 or on Schedule 5.3.3, Borrower shall not, and shall not permit any Significant Subsidiary to, mortgage, pledge or encumber all or substantially all of its assets; provided that Borrower and any Significant Subsidiary of Borrower may enter into limited recourse project financing transactions (including in the form of synthetic leases) in the ordinary course of Borrower’s or such subsidiary’s business.

5.3.4 Except as set forth in this Section 5.3, Borrower shall not sell, assign or otherwise transfer, by way of collateral assignment or otherwise, or dispose of, directly or indirectly (by way of collateral assignment or otherwise) any Equity Interests in any Significant Subsidiary; provided that Borrower or any subsidiary of Borrower may engage in limited recourse project financing transactions as provided in Section 5.3.3; and provided further that the foregoing shall not limit Borrower’s ability to enter into securitization transactions secured by a transfer of Borrower’s receivables.

5.4 Payment and Performance of Material Obligations. Borrower shall, and shall cause each Significant Subsidiary to, pay and perform all its material obligations, howsoever arising, as and when due and payable or required to be performed, except (a) such as may be contested in good faith or as to which a bona fide dispute may exist; provided that adequate reserves have been established in accordance with GAAP, and (b) trade payables which shall be paid in the ordinary course of business.

5.5 Taxes. Borrower shall, and shall cause each Significant Subsidiary to, file all tax returns and pay, or cause to be paid, as and when due and prior to delinquency, all material taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to it; provided that Borrower or any Significant Subsidiary may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when such Person is in good faith contesting the same, so long as (a) adequate reserves have been established in accordance with GAAP, (b) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest if such enforcement could reasonably be expected to have a Material Adverse Effect, and (c) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid as required after final resolution of such contest.

5.6 Maintenance of Property, Insurance. Borrower shall, and shall cause each Significant Subsidiary to, (a) keep all property useful and necessary in its business in good working order and condition except where the failure to so maintain could not reasonably be expected to have a Material Adverse Effect, (b) maintain proper books and records in accordance with GAAP, (c) permit Administrative Agent to visit and inspect its properties at reasonable times and upon reasonable notice, (d) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks, and/or make provisions for self-insurance, in accordance with normal industry practice, and (e) furnish to Administrative Agent, upon written request, full information as to the insurance carried.

5.7 Compliance with Laws, Instruments, Etc. Borrower shall, and shall cause each Significant Subsidiary to, promptly comply, or cause compliance, with all Governmental Rules (except where the failure to comply could not reasonably be expected to have a Material Adverse Effect) including Sanctions administered by OFAC and Governmental Rules relating to pollution control, environmental protection, equal employment opportunity or employee benefit plans, ERISA Plans and employee safety.

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5.8 No Change in Business. Borrower shall maintain a substantial part of its business in the utility industry and businesses reasonably related thereto and Borrower shall, and shall cause each Significant Subsidiary to, maintain as a substantial part of its business the general type of business now conducted by Borrower or such Significant Subsidiary, as the case may be.

5.9 Financial Statements. Borrower shall furnish or cause to be furnished to Administrative Agent:

5.9.1 As soon as practicable and in any event within 60 days after the end of the first, second and third quarterly accounting periods of its fiscal year (commencing with the fiscal quarter ended March 31, 2023), an unaudited consolidated balance sheet of Borrower and its consolidated subsidiaries as of the last day of such quarterly period and the related statements of income, cash flow, and shareholder’s equity (where applicable) for such quarterly period and (in the case of the second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year.

5.9.2 As soon as practicable and in any event within 120 days after the close of each applicable fiscal year, audited consolidated financial statements of Borrower and its consolidated subsidiaries. Such financial statements shall include a statement of equity, a balance sheet as of the close of such year, an income and expense statement, reconciliation of capital accounts (where applicable) and a statement of cash flow, all prepared in accordance with GAAP, certified by an independent certified public accountant of recognized national standing selected by Borrower. Such certificate shall not be qualified or limited because of restricted or limited examination by such accountant of any material portion of the records of Borrower.

5.9.3 Each time the financial statements are delivered under Sections 5.9.1 or 5.9.2, deliver, along with such financial statements, a certificate signed by a Responsible Officer of Borrower (i) setting forth reasonably detailed calculations demonstrating compliance with Section 5.11 and including a schedule describing all Contingent Obligations of Borrower, and (ii) certifying that (A) such Responsible Officer has made or caused to be made a review of the transactions and financial condition of Borrower during the relevant fiscal period and that, to such Responsible Officer’s knowledge, Borrower is in compliance with all applicable material provisions of each Credit Facility Document to which Borrower is a party or, if such is not the case, stating the nature of such non-compliance and the corrective actions which Borrower has taken or proposes to take with respect thereto, and (B) such financial statements are true and correct in all material respects and that no material adverse change in the consolidated assets, liabilities, operations, or financial condition of Borrower has occurred since the date of the immediately preceding financial statements provided to Administrative Agent or, if a material adverse change has occurred, the nature of such change.

5.9.4 As long as Borrower is required or permitted to file reports under the Securities Exchange Act of 1934, as amended, filing its report on Form 10-Q with a notice of such filing to Administrative Agent shall satisfy the requirements of Section 5.9.1 and Section 5.9.3(ii)(B), and filing Borrower’s report on Form 10-K with a notice of such filing to Administrative Agent shall satisfy the requirements of Section 5.9.2 and Section 5.9.3(ii)(B).

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5.9.5 Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Borrower or any Significant Subsidiary, or compliance with the terms of this Agreement and the other Credit Facility Documents, as Administrative Agent or any Lender may reasonably request.

5.10 Notices. Borrower shall promptly, upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, deliver written notice to Administrative Agent of:

5.10.1 Any litigation or investigation pending or threatened in writing against Borrower or any Significant Subsidiary involving claims against Borrower or such Significant Subsidiary that could reasonably be expected to have a Material Adverse Effect, such notice to include copies of all papers filed in such litigation or investigation and to be given monthly if any such papers have been filed since the last notice given;

5.10.2 Any dispute or disputes which may exist between Borrower or any Significant Subsidiary and any Governmental Authority and which involve (i) claims against Borrower or such Significant Subsidiary, (ii) injunctive or declaratory relief, (iii) revocation or material modification or the like of any applicable material permit or imposition of additional material conditions with respect thereto, or (iv) any liens for any material amount of taxes due but not paid, in each case that could reasonably be expected to have a Material Adverse Effect;

5.10.3 (i) Any Inchoate Default or Event of Default or (ii) any default under any agreement (other than this Agreement) with respect to any Indebtedness (other than Non-Recourse Indebtedness) of Borrower or any Significant Subsidiary outstanding in an amount equal to or in excess of $50,000,000 or the acceleration of Indebtedness of Borrower for borrowed money in an amount equal to or in excess of $10,000,000;

5.10.4 Borrower being placed on watch or review for possible rating down-grade by S&P or Moody’s, or any negative change, from the date hereof, from the rating given to Borrower’s Index Debt by either S&P or Moody’s;

5.10.5 Any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification; and

5.10.6 Any event or circumstance which could reasonably be expected to have a Material Adverse Effect.

5.11 Financial Covenants.

5.11.1 Borrower shall maintain, as of the last day of each fiscal quarter (commencing with the fiscal quarter ended December 31, 2022), a ratio of Total Debt to Capitalization, for such fiscal quarter then ended, of less than or equal to 0.65 to 1.00.

5.11.2 Borrower shall comply with the limitation on short-term indebtedness imposed on Borrower by the Florida Public Service Commission.

5.12 Indemnification.

5.12.1 Borrower shall indemnify, defend and hold harmless Administrative Agent and each Lender, each of their Affiliates and their respective officers, directors, shareholders, controlling persons, employees, agents and servants (collectively, the “Indemnitees”) from and against and reimburse the Indemnitees for any and all penalties, claims, damages, losses, liabilities and obligations, of any kind

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or nature whatsoever, that may be imposed upon, incurred by or asserted or awarded against any Indemnitee in any way relating to or arising out of or in connection with this Agreement, the other Credit Facility Documents, the use by Borrower of the proceeds hereof, or any related claim or investigation, litigation or proceeding, or the preparation of any defense with respect thereto, and will reimburse each Indemnitee for all reasonable expenses (including all reasonable costs and expenses of a single legal counsel, together with a single legal counsel in each applicable jurisdiction, and all reasonable costs and expenses of multiple legal counsels to the extent necessary in the event that (i) the circumstances giving rise to such indemnification create an ethical conflict for such single counsel or (ii) the Indemnitees have inconsistent or conflicting defenses) incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by Borrower, or an Indemnitee is otherwise a party thereto (but not in respect of any claim or action brought by Borrower against any Indemnitee to enforce its rights hereunder or under any other Credit Facility Document), and whether or not the transactions contemplated by the Credit Facility Documents are consummated (collectively, “Subject Claims”).

5.12.2 The foregoing indemnities shall not apply with respect to an Indemnitee, to the extent any such claim, penalty, damage, loss, liability, obligation, cost, disbursement or expense incurred by or asserted or awarded against such Indemnitee is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee, but shall continue to apply to other Indemnitees. Without limiting the generality of the foregoing, Borrower shall not be liable for any special, indirect, consequential or punitive damages suffered by an Indemnitee, including any loss of profits, business or anticipated savings of such Indemnitee, other than any such damages or losses imposed upon or asserted or awarded against any Indemnitee by a third party. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed through electronic, telecommunications or other information transmission systems in connection with this Agreement or the other Credit Facility Documents or the transactions contemplated hereby or thereby.

5.12.3 If for any reason the foregoing indemnification is unavailable to any Indemnitee or is insufficient to hold it harmless, then Borrower shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of Borrower and its equity holders on the one hand and such Indemnitee on the other hand in the matters contemplated by this Agreement and the other Credit Facility Documents as well as the relative fault of Borrower and such Indemnitee with respect to such loss, claim, damage or liability and any other relevant equitable considerations.

5.12.4 The provisions of this Section 5.12 shall survive the satisfaction or discharge of Borrower’s obligations hereunder, and shall be in addition to any other rights and remedies of the Lenders.

5.12.5 In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall promptly notify Borrower of the commencement thereof, and Borrower shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that Borrower desires, to assume and control the defense thereof. Such Indemnitee shall be entitled, at its expense, to participate in any action, suit or proceeding the defense of which has been assumed by Borrower. Notwithstanding the foregoing, Borrower shall not be entitled to assume and control the defense of any such action, suit or proceedings if and to the extent that, in the reasonable opinion of such Indemnitee and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnitee or a conflict of interest between such Indemnitee and Borrower (unless such conflict of interest is waived in writing by the affected Indemnitees), and in such event (other than with respect to disputes between such Indemnitee and another Indemnitee) Borrower shall pay the reasonable expenses of such Indemnitee in such defense to the extent provided in Sections 5.12.1 and 5.12.2.

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5.12.6 Borrower shall promptly report to the relevant Indemnitee(s) on the status of such action, investigation, suit or proceeding the defense of which is assumed by Borrower in accordance with Section 5.12.5, as material developments shall occur and from time to time as requested by such Indemnitee (but not more frequently than every 60 days). Borrower shall deliver to such Indemnitee a copy of each document filed or served on any party in such action, investigation, suit or proceeding, and each material document which Borrower possesses relating to such action, investigation, suit or proceeding.

5.12.7 Notwithstanding Borrower’s rights hereunder to control certain actions, investigations, suits or proceedings, if any Indemnitee reasonably determines that failure to compromise or settle any Subject Claim made against such Indemnitee is reasonably likely to have an imminent and material adverse effect on such Indemnitee or such Indemnitee’s interest in Borrower, such Indemnitee shall be entitled to compromise or settle such Subject Claim; provided that such Indemnitee consults with and coordinates such compromise or settlement with Borrower (although no prior consent by Borrower to any such compromise or settlement shall be required); and provided further that with respect to any Indemnitee other than a Lender, such right may be exercised only with the consent of the Lender or Lenders which such Indemnitee is affiliated with or engaged by. Any such compromise or settlement shall be binding upon Borrower for the purposes of this Section 5.12. Notwithstanding Borrower’s rights hereunder, Borrower shall not be entitled to settle any Subject Claim of an Indemnitee without the prior written consent of such Indemnitee or a full release of such Indemnitee, in form and substance satisfactory to such Indemnitee. Upon payment of any Subject Claim by Borrower pursuant to this Section 5.12 or other similar indemnity provisions contained herein to or on behalf of an Indemnitee, Borrower, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall cooperate with Borrower and Borrower’s insurance carrier, and give such further assurances as are necessary or advisable to enable Borrower vigorously to pursue such claims.

5.12.8 Any amounts payable by Borrower pursuant to this Section 5.12 shall be regularly payable within 30 days after Borrower receives an invoice for such amounts from any applicable Indemnitee, and if not paid within such 30-day period, shall bear interest at the Default Rate.

5.12.9 Notwithstanding anything to the contrary set forth herein, except as provided in Section 5.12.1 or 5.12.5, Borrower shall not, in connection with any one legal proceeding or claim, or separate but related proceedings or claims arising out of the same general allegations or circumstances, in which the interests of the Indemnitees do not materially differ, be liable to the Indemnitees (or any of them) under any of the provisions set forth in this Section 5.12 for the fees and expenses of more than one separate firm of attorneys (which firm shall be selected by the affected Indemnitees, or upon failure to so select, by Administrative Agent).

5.13 Federal Regulations. Borrower shall not use any part of the proceeds of the Loans to purchase or carry any “margin stock” (within the meaning of Regulation U) or to purchase, carry or trade in any securities under such circumstances as to involve Borrower in a violation of Regulation X or to involve any broker or dealer in Regulation T.

5.14 Use of Proceeds. Borrower shall use, and cause its Subsidiaries to use, the proceeds of the Loans hereunder for general corporate purposes.

5.15 Transactions with Affiliates. Borrower shall not, and shall not permit any subsidiary to, enter into any transaction with any of its Affiliates (other than Borrower or any subsidiary) unless such transaction is on terms no less favorable to Borrower or such subsidiary than if the transaction had been negotiated in good faith on an arm’s-length basis with a non-Affiliate.

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ARTICLE VI

EVENTS OF DEFAULT; REMEDIES

6.1 Events of Default. The occurrence of any of the following events shall constitute an event of default (“Event of Default”) hereunder:

6.1.1 Payments. Borrower shall fail to pay, in accordance with the terms of this Agreement or any other Credit Facility Document, (i) any principal on any Loan on the date such sum is due, (ii) any interest on any Loan or any scheduled fee, cost, charge or sum due hereunder or under any other Credit Facility Document, (in the case of clause (ii)) within three Banking Days after the date that such sum is due, or (iii) any other fee, cost, charge or other sum due under this Agreement or any other Credit Facility Document, within 30 days after written notice that such sum is due and has not been paid.

6.1.2 Debt Cross Default. (i) Borrower or any Significant Subsidiary shall default for a period beyond any applicable grace period (a) in the payment of any principal, interest or other amount due under any Indebtedness (other than trade payables or non-recourse indebtedness), or (b) any other event shall occur or condition shall exist under an agreement, or related agreements, under which Borrower or any Significant Subsidiary has outstanding Indebtedness (other than trade payables or non-recourse indebtedness), if the effect of such event or condition is to permit the acceleration of the maturity of such Indebtedness (other than trade payables or non-recourse indebtedness), and the outstanding amount or amounts payable under all such Indebtedness under clauses (a) and (b) equals or exceeds $50,000,000 or (ii) an event of default shall have occurred and be continuing under an agreement, or related agreements, under which Borrower or any Significant Subsidiary has outstanding Indebtedness (other than trade payables or non-recourse indebtedness) of $10,000,000 or more and, in the case of this clause (ii), such debt has been accelerated by the holder of such debt, or the holder of such debt has attempted to accelerate but such acceleration was prevented by applicable Governmental Rule.

6.1.3 Bankruptcy; Insolvency. Borrower or any Significant Subsidiary shall become subject to a Bankruptcy Event.

6.1.4 Misstatements. Any representation or warranty of Borrower set forth in this Agreement or any other Credit Facility Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, shall be untrue or misleading in any material respect as of the time made.

6.1.5 Breach of Terms of Agreement. Borrower shall fail to perform or observe any of the covenants set forth in this Agreement and (except with respect to any covenants set forth in Section 5.1 (with respect to its obligation to maintain its existence), 5.3, 5.8, 5.11 or 5.14) such failure shall continue unremedied for 30 days after Borrower becomes aware thereof or receives written notice with respect thereto from Administrative Agent.

6.1.6 Judgments. A final judgment or judgments shall be entered against Borrower or any Significant Subsidiary in the amount of $50,000,000 or more (net of amounts covered by insurance) individually or in the aggregate (other than (i) a judgment which is fully discharged within 30 days after its entry, or (ii) a judgment, the execution of which is effectively stayed within 30 days after its entry but only for 30 days after the date on which such stay is terminated or expires) or, in the case of injunctive relief, which if left unstayed could reasonably be expected to have a Material Adverse Effect.

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6.1.7 Change in Control. TECO shall cease to directly or indirectly own and control at least 80% of (i) the economic interests and (ii) the voting interests (whether by committee, contract or otherwise) in Borrower.

6.1.8 ERISA Violations. If Borrower or any ERISA Affiliate should establish, maintain, contribute to or become obligated to contribute to any ERISA Plan and (a) a Reportable Event shall have occurred with respect to any ERISA Plan; or (b) a trustee shall be appointed by a United States District Court to administer any ERISA Plan; or (c) the PBGC shall institute proceedings to terminate any ERISA Plan; or (d) a complete or partial withdrawal by Borrower or any ERISA Affiliate from any Multiemployer Plan shall have occurred, or any Multiemployer Plan shall become insolvent, or terminate (or notify Borrower or any ERISA Affiliate of its intent to terminate) under Section 4041A of ERISA; or (e) any ERISA Plan fails to satisfy the “minimum funding standard” under Code Section 412; or (f) Borrower or any ERISA Affiliate incurs any liability for a Prohibited Transaction under ERISA Section 502; provided that any of the events described in this Section 6.1.8 shall result in joint liability of Borrower and all ERISA Affiliates in excess of $5,000,000.

6.1.9 Lack of Validity, Etc. Any of the Credit Facility Documents, once executed and delivered, shall, except as the result of acts or omissions of Administrative Agent or the Lenders, fail to provide Administrative Agent and the Lenders the liens, security interest, rights, titles, interest, remedies permitted by law, powers or privileges intended to be created thereby or cease to be in full force and effect (except as expressly contemplated by the terms thereof), or the validity thereof or the applicability thereof to the Loans or other obligations purported to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of Borrower or any other party thereto (other than Administrative Agent or the Lenders).

6.2 Remedies. Upon the occurrence and during the continuation of an Event of Default, Administrative Agent and the Lenders may, at the election of the Required Lenders, without further notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind, all such notices and demands other than notices required by this Agreement or any of the other Credit Facility Documents being waived (to the extent permitted by Governmental Rule), exercise any or all of the following rights and remedies, in any combination or order that the Required Lenders may elect, in addition to such other rights or remedies as the Lenders may have hereunder, under the other Credit Facility Documents or at law or in equity, as follows:

6.2.1 No Further Loans. Administrative Agent and the Lenders may refuse and shall not be obligated to continue any Loans or to make any additional Loans and the Commitments may be terminated; provided that in the event of an Event of Default occurring under Section 6.1.3 with respect to Borrower, the foregoing shall take effect immediately and without further act of Administrative Agent or the Lenders.

6.2.2 Cure by Administrative Agent. Without any obligation to do so but only during any time when a Loan is outstanding or any other amounts are due and owing hereunder to Administrative Agent or the Lenders, Administrative Agent may make disbursements or Loans in respect of which any amounts are outstanding to or on behalf of Borrower to cure any Event of Default or Inchoate Default hereunder as the Required Lenders in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Lenders’ interests under this Agreement or any Credit Facility Documents or for any other reason, and all sums so expended, together with interest on such total amount at the Default Rate (but in no event shall the rate exceed the maximum lawful rate, if applicable), shall be repaid by Borrower to Administrative Agent on demand and shall be secured by this Agreement and the other Credit Facility Documents and shall constitute an Obligation.

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6.2.3 Acceleration. Declare and make all sums of accrued and outstanding principal and accrued but unpaid interest remaining under this Agreement together with all unpaid fees, costs (including Liquidation Costs) and charges due hereunder or under any other Credit Facility Document, immediately due and payable and require Borrower immediately, without presentment, demand, protest or other notice of any kind, all of which Borrower hereby expressly waives, to pay Administrative Agent or the Lenders an amount in immediately available funds equal to the aggregate amount of any outstanding Loans; provided that in the event of an Event of Default occurring under Section 6.1.3 with respect to Borrower, all such amounts shall become immediately due and payable without further act of Administrative Agent or the Lenders.

ARTICLE VII

ADMINISTRATIVE AGENT, SUBSTITUTION, AMENDMENTS, ETC.

7.1 Appointment, Powers and Immunities.

7.1.1 Each Lender hereby irrevocably appoints Administrative Agent to act on its behalf as Administrative Agent hereunder and under the other Credit Facility Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms of this Agreement and the other Credit Facility Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent and the Lenders, and Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Facility Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement or in any other Credit Facility Document, and its duties hereunder shall be administrative in nature. Notwithstanding anything to the contrary contained herein, Administrative Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Inchoate Default has occurred and is continuing; (ii) shall not have any duty to take any action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Facility Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Facility Documents); provided Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to this Agreement or any other Credit Facility Document or any Governmental Rule, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law; and (iii) shall not, except as expressly set forth herein and in the other Credit Facility Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Each of Administrative Agent and the Lenders and any of their respective Affiliates shall not be responsible to any other Lender for or have any duty to ascertain or inquire into (i) any statement, representation or warranty made by Borrower or its Affiliates made in or in connection with this Agreement or any other Credit Facility Document, (ii) the contents of any certificate, report or other document referred to or provided for in, or received by Administrative Agent, or any Lender under this Agreement or any Credit Facility Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, effectiveness, genuineness or enforceability of this Agreement, any other Credit Facility Document or any other agreement, instrument or document, or (v) for any failure by Borrower, its Affiliates to perform their respective obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it with reasonable care.

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7.1.2 Administrative Agent and its directors, officers, employees or agents shall not be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Credit Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Without limiting the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender for any statements, warranties or representations made in or in connection with any Credit Facility Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Credit Facility Document on the part of any party thereto or to inspect the property (including the books and records) of Borrower or any other Person; and (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Facility Document or any other instrument or document furnished pursuant hereto. Except as otherwise provided under this Agreement and the other Credit Facility Documents, Administrative Agent shall take such action with respect to the Credit Facility Documents as shall be directed by the Required Lenders.

7.1.3 Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Facility Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for in this Agreement as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

7.2 Reliance. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet, website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. As to any other matters not expressly provided for by this Agreement, Administrative Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders (except that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Agreement, any other Credit Facility Document or any Governmental Rule). Administrative Agent shall in all cases (including when any action by Administrative Agent alone is authorized hereunder, if Administrative Agent elects in its sole discretion to obtain instructions from the Required Lenders) be fully protected in acting, or in refraining from acting, hereunder or under any other Credit Facility Document in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

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7.3 Non-Reliance. Each Lender acknowledges that it has, independently and without reliance on Administrative Agent, any arranger of this credit facility or any amendment thereto or any other Lender and their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent, any arranger of this credit facility or any amendment thereto or any other Lender and their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its decisions in taking or not taking actions under this Agreement or the other Credit Facility Documents or any related agreement or any document furnished hereunder or thereunder. Each of Administrative Agent and any Lender shall not be required to keep informed as to the performance or observance by Borrower or its Affiliates under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Borrower or its Affiliates.

7.4 Defaults. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Inchoate Default or Event of Default, unless such default relates to the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders, or Administrative Agent has received a written notice from a Lender or Borrower, referring to this Agreement, describing such Inchoate Default or Event of Default and indicating that such notice is a notice of default. If Administrative Agent receives such a notice of the occurrence of an Inchoate Default or Event of Default, Administrative Agent shall give notice thereof to the Lenders. Administrative Agent shall take such action with respect to such Inchoate Default or Event of Default as is provided in Article VI or if not provided for in Article VI, as Administrative Agent shall be reasonably directed by the Required Lenders; provided, however, that unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Inchoate Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

7.5 Indemnification. Without limiting the Obligations of Borrower hereunder, each Lender agrees to indemnify Administrative Agent, ratably in accordance with its Proportionate Share for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from Administrative Agent’s gross negligence or willful misconduct. Administrative Agent shall be fully justified in refusing to take or to continue to take any action hereunder or under any other Credit Facility Document unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its Proportionate Share of any out-of-pocket expenses (including counsel fees) incurred by Administrative Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Credit Facility Documents, to the extent that Administrative Agent is not reimbursed for such expenses by Borrower. Notwithstanding the foregoing, Administrative Agent shall not be entitled to indemnification or reimbursement of its expenses under this Section 7.5 if it would not be entitled to indemnification or reimbursement under Sections 5.12 and 8.4, respectively.

7.6 Successor Administrative Agent. Administrative Agent may resign hereunder at any time by giving written notice thereof to the Lenders and Borrower. Upon any such resignation, the Required Lenders, shall have the right to appoint the successor Administrative Agent hereunder with the consent of Borrower, which consent shall not be unreasonably withheld or delayed; provided that Borrower’s consent shall not be required if an Event of Default shall have occurred and be continuing at such time hereunder.

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If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation (or such earlier day as shall be agreed by the Required Lenders), the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders with the consent of Borrower (such consent not to be unreasonably withheld or delayed) appoint the successor Administrative Agent hereunder which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent only under the Credit Facility Documents. Except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead by made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Credit Facility Documents.

7.7 Authorization. Administrative Agent is hereby authorized by the Lenders to execute, deliver and perform each of the Credit Facility Documents to which Administrative Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of Administrative Agent contained in the Credit Facility Documents. Administrative Agent is further authorized by the Lenders to enter into agreements supplemental hereto for the purpose of curing any formal defect, inconsistency, omission or ambiguity in this Agreement or any Credit Facility Document to which it is a party.

7.8 Administrative Agent’s Other Roles; Other Agents. With respect to its Commitments, the Loans made by it and any Notes issued to it, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not Administrative Agent. The term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, own securities of, act as the financial adviser or in any other advisory capacity for, and generally engage in any kind of business with Borrower or any other Person, without any duty to account therefor to the Lenders. Notwithstanding anything herein to the contrary, the Arrangers named on the cover page of this Agreement shall not have any powers, duties or liabilities under this Agreement or any other Credit Facility Document, except in their capacity, if any, as Administrative Agent or Lenders.

7.9 Amendments; Waivers. Subject to the provisions of this Section 7.9, unless otherwise specified in this Agreement or another Credit Facility Document, the Required Lenders (or Administrative Agent with the consent in writing of the Required Lenders) and Borrower may enter into agreements supplemental hereto for the purpose of adding, modifying or waiving any provisions to the Credit Facility Documents or changing in any manner the rights of the Lenders or Borrower hereunder or waiving any Inchoate Default or Event of Default; provided, however, that no such supplemental agreement shall:

(a) Modify Section 2.1.4, 2.5.1, 2.5.2, 2.5.3, 2.5.5 or 2.6.1 without the written consent of each Lender affected thereby; or

(b) Reduce the percentage specified in the definition of Required Lenders, without the written consent of each Lender; or

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(c) Permit Borrower to assign its rights or obligations under this Agreement, without the written consent of each Lender; or

(d) Amend this Section 7.9 or amend any defined term set forth herein, in any Credit Facility Document or in Exhibit A, to the extent such amendment would have the effect of violating the effect of the provisions of this Section 7.9, without the written consent of each Lender; or

(e) Release any collateral from a lien securing the Obligations of Borrower hereunder or release any funds from any account otherwise than in accordance with the terms hereof, without the written consent of each Lender; or

(f) Extend the maturity of any Loans (including any extension of any Maturity Date) or any Notes or reduce the principal amount thereof, without the written consent of each Lender affected thereby; or

(g) Reduce the rate or change the time of payment of interest due on any Loan or any Note, without the written consent of each Lender affected thereby; or

(h) Reduce the amount or change the time of payment of any fee or other amount due or payable without the written consent of each Lender affected thereby; or

(i) Increase the amount of the Commitment of any Lender without the written consent of such Lender.

provided that the Administrative Agent (and, if applicable, the Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Credit Facility Documents or to enter into additional Credit Facility Documents in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 2.7.1.2 in accordance with the terms of Section 2.7.1.2.

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of Administrative Agent hereunder without the prior written consent of Administrative Agent.

7.10 Withholding Tax.

7.10.1 If the forms or other documentation required by Section 2.5.7 are not delivered to Administrative Agent, then Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

7.10.2 If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out of pocket expenses. Borrower shall not be responsible for any amounts paid or required to be paid by a Lender under this Section 7.10.2.

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7.10.3 If any Lender sells, assigns, grants participations in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, transferee or participant shall comply with and be bound by the terms of Sections 2.5.7, 7.10.1 and 7.10.2 as though it were such Lender.

7.11 General Provisions as to Payments. Administrative Agent shall promptly distribute to each Lender its pro rata share of each payment of principal and interest payable to the Lenders on the Loans and of fees hereunder received by Administrative Agent for the account of the Lenders and of any other amounts owing under the Loans. The payments made for the account of each Lender shall be made, and distributed to it, for the account of (a) its domestic lending office in the case of payments of principal of, and interest on, its Base Rate Loans, (b) its domestic or foreign lending office, as each Lender may designate in writing to Administrative Agent, in the case of payments of principal of, and interest on, its SOFR Loans and (c) its domestic lending office, or such other lending office as it may designate for the purpose from time to time, in the case of payments of fees and other amounts payable hereunder. Each Lender shall have the right to alter its designated domestic lending office upon notice to Administrative Agent and Borrower.

7.12 Participations.

7.12.1 Nothing herein provided shall prevent any Lender from selling a participation in its Commitments (and/or Loans made thereunder) to one or more financial institutions or other entities (a “Participant”); provided that (a) no such sale of a participation shall alter such Lender’s or Borrower’s obligations hereunder and (b) any agreement pursuant to which any Lender may grant a participation in its rights with respect to its Commitments (and/or Loans) shall provide that, with respect to such Commitments (and/or Loans), subject to the following proviso, such Lender shall retain the sole right and responsibility to exercise the rights of such Lender, and enforce the obligations of Borrower relating to such Commitments (and/or Loans), including the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Facility Document and the right to take action to have the Notes declared due and payable pursuant to Article VI; provided, however, that such agreement may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in the first proviso to Section 7.9 that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.5.4, 2.7.3 and 2.7.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 7.13; provided that such Participant (1) shall be subject to the requirements and limitations therein, including the requirements under Section 2.5.7 (it being understood that the documentation required under Section 2.5.7 shall be delivered to the participating Lender); (2) agrees to be subject to the provisions of Sections 2.6.2 and 2.9 as if it were an assignee under Section 7.13; and (3) shall not be entitled to receive any greater payment under Sections 2.5.4, 2.7.3 and 2.7.4 with respect to any participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change of Law that occurs after such Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.2 as though it were a Lender, provided such Participant agrees to be subject to Section 2.6.2 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower (and such agency being solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loan, promissory note or other obligations under this Agreement or any other Credit Facility Document) except if additional payments under Sections 2.5.4, 2.7.3 and 2.7.4 are requested with respect to such Participant and except to the extent that such disclosure is necessary to establish that such Commitment, Loan, promissory note or other obligation is at all times maintained in registered form within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor

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provisions). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

7.12.2 Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPC”), identified as such in writing from time to time by the Granting Lender to Administrative Agent and Borrower, the option to provide to Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (a) nothing herein shall constitute a commitment by any SPC to make any Loan, and (b) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 7.12, any SPC may (x) with notice to, but without the prior written consent of, Borrower and Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (y) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 7.12 may not be amended without the written consent of all SPCs having outstanding Loans or Commitments hereunder.

7.13 Transfer of Commitments.

7.13.1 Assignments. Notwithstanding anything else herein to the contrary (but subject to Section 7.12.2), any Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent, such consent, in each case, not to be unreasonably withheld or delayed, of:

(a) Borrower, provided that no consent of Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; provided, further, that Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to Administrative Agent within five Banking Days after having received notice thereof; and

(b) Administrative Agent; provided that no consent of Administrative Agent shall be required for an assignment to a Lender.

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Assignments shall be subject to the following additional conditions:

(i) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent) shall not be less than $5,000,000 unless each of Borrower and Administrative Agent otherwise consent; provided that no such consent of Borrower shall be required if an Event of Default has occurred and is continuing;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(iii) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(iv) the assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof pursuant to this Section 7.13.1, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.5.4, 2.7.3, 2.8, 5.12 and 8.4). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 7.13.1 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 7.12.

Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section 7.13.1 and any written consent to such assignment required hereby, Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.5.6 or 7.5, Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 7.13.1.

7.13.2 Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower (and such agency being solely for tax purposes), shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender (with respect to its own interests only), at any reasonable time and from time to time upon reasonable prior notice. This Section 7.13 shall be construed so that the Commitments, Loans, promissory notes or other obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).

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7.13.3 No Assignments to Certain Persons. Anything in this Section 7.13 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to (i) Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender, (ii) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) or (iii) a natural person.

7.13.4 Assignability as to Collateral. Notwithstanding any other provision contained in this Agreement or any other Credit Facility Document to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

7.14 Acknowledgments of Lenders. (i) Each Lender hereby agrees that (x) if Administrative Agent notifies such Lender that Administrative Agent has determined in its sole discretion that any funds received by such Lender from Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Banking Day thereafter, return to Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of Administrative Agent to any Lender under this Section 7.14 shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify Administrative Agent of such occurrence and, upon demand from Administrative Agent, it shall promptly, but in no event later than one Banking Day thereafter, return to Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

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(iii) The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower.

(iv) Each party’s obligations under this Section 7.14 shall survive the resignation or replacement of Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Credit Facility Document.

ARTICLE VIII

MISCELLANEOUS

8.1 Addresses. Any communications between the parties hereto or notices provided herein to be given shall be given to the following addresses:

If to Wells Fargo as Administrative Agent:

Nandia Purevtseren

Wells Fargo Bank, National Association

1525 West W.T. Harris Blvd. 1B1

Charlotte, NC 28262

Attention of: Wholesale Loan Services

Telephone No.: 704-590-2912

Contact Email: nandinerdene.purevtseren@wellsfargo.com

Group E-mail: AgencyServices.Requests@wellsfargo.com

If to Borrower:

Tampa Electric Company

702 North Franklin Street

Tampa, FL 33602

Attention: Corporate Secretary

Telephone No.: (813) 228-4723

Telecopy No.: (813) 228-1328

with a copy to:

Tampa Electric Company
702 North Franklin Street
Tampa, FL 33602
Attention: Vice President – Finance
Telephone No.: (813) 228-1609
Telecopy No.: (813) 228-1328

If to any other Lender:	To the address specified on such Lender’s Administrative Questionnaire.

8.1.1 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service, (c) if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by facsimile or e-mail. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other

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direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is transmitted if transmitted before 4:00 p.m., recipient’s time, and, if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days’ notice to the other parties in the manner set forth above; provided, however, that a Lender shall have the right to change its address for notice hereunder by giving notice to Administrative Agent and Borrower only.

8.1.2 Borrower hereby agrees that it will provide to Administrative Agent all information, documents and other materials that it is obligated to furnish to Administrative Agent pursuant to this Agreement or any other Credit Facility Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) relates to a request for a new, or a conversion of an existing, borrowing (including any election of an interest rate or interest period relating thereto), (b) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (c) provides notice of any default or event of default under this Agreement or (d) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to Administrative Agent to nandinerdene.purevtseren@wellsfargo.com or AgencyServices.Requests@wellsfargo.com.

8.1.3 Borrower further agrees that Administrative Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks or a substantially similar electronic transmission systems (the “Platform”). Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

8.1.4 THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF BORROWER’S OR ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

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8.1.5 Administrative Agent agrees that the receipt of the Communications by Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to Administrative Agent for purposes of this Agreement and the other Credit Facility Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of this Agreement or any other Credit Facility Document. Each Lender agrees to notify Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

8.1.6 Nothing herein shall prejudice the right of Administrative Agent or any Lender to give any notice or other communication pursuant to this Agreement or under any other Credit Facility Document in any other manner specified in such document.

8.2 Additional Security; Right to Set-Off. Any deposits or other sums at any time credited or due from the Lenders and any securities or other property of Borrower in the possession of Administrative Agent may at all times be treated as collateral security for the payment of the Loans and any Notes and all other obligations of Borrower to the Lenders under this Agreement and the other Credit Facility Documents, and Borrower hereby pledges to Administrative Agent for the benefit of the Lenders and grants Administrative Agent a security interest in and to all such deposits, sums, securities or other property. Regardless of the adequacy of any other collateral, Administrative Agent may execute or realize on the Lenders’ security interest in any such deposits or other sums credited by or due from the Lenders to Borrower, and may apply any such deposits or other sums to or set them off against Borrower’s obligations to the Lenders under any Notes and this Agreement at any time after the occurrence and during the continuance of any Event of Default.

8.3 Delay and Waiver. No delay or omission to exercise any right, power or remedy accruing to the Lenders upon the occurrence of any Event of Default, Inchoate Default or any breach or default of Borrower under this Agreement or any other Credit Facility Document shall impair any such right, power or remedy of the Lenders, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single Event of Default, Inchoate Default or other breach or default be deemed a waiver of any other Event of Default, Inchoate Default or other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Administrative Agent and/or the Lenders of any Event of Default, Inchoate Default or other breach or default under this Agreement or any other Credit Facility Document, or any waiver on the part of Administrative Agent and/or the Lenders of any provision or condition of this Agreement or any other Credit Facility Document, must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or any other Credit Facility Document or by law or otherwise afforded to Administrative Agent and the Lenders, shall be cumulative and not alternative.

8.4 Costs, Expenses and Attorneys’ Fees. Borrower will pay to the Administrative Agent and the Arrangers all of its reasonable costs and expenses in connection with the preparation, negotiation, closing and administering of this Agreement and the documents contemplated hereby or this Agreement, including the reasonable fees, expenses and disbursements of a single legal counsel, together with a single legal counsel in each applicable local jurisdiction, retained by the Arrangers and Administrative Agent in connection with the preparation of such documents and any amendments hereof. Borrower will reimburse (a) Administrative Agent for all costs and expenses, including attorneys’ fees, expended or incurred by Administrative Agent, and the Lenders for their internal out-of-pocket expenses in enforcing this Agreement or the other Credit Facility Documents in connection with an Event of Default or Inchoate Default, in actions for declaratory relief in any way related to this Agreement or in collecting any sum which becomes due Administrative Agent or the Lenders under the Credit Facility Documents and (b) Administrative Agent and the Lenders for their reasonable out-of-pocket expenses, including reasonable

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attorney fees, in the enforcement or protection of their rights under the Credit Facility Documents including in the case of a restructuring or other workout or negotiation of the Loans in connection with the bankruptcy or insolvency of Borrower or any payment default requiring, among other things, amendments to the interest rates and/or repayment dates for the Loans. Borrower shall not be responsible for any counsel fees of Administrative Agent or the Lenders other than as set forth above.

8.5 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

8.6 Governing Law. THIS AGREEMENT, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT OTHERWISE EXPRESSLY PROVIDED FOR THEREIN), SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

8.7 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.8 Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only; such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

8.9 Accounting Terms.

(a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by Borrower to Administrative Agent, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices, as in effect from time to time; provided that, if Borrower notifies Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Indebtedness of Borrower shall be deemed to be carried at one hundred percent of the outstanding principal amount thereof, and the effects of FASB ASC 805 and FASB ASC 825 shall be disregarded with respect to the reporting of the principal amount of Indebtedness.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Facility Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a

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reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided, further that (A) all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements and (B) all financial statements delivered to the Administrative Agent hereunder shall contain a schedule showing the modifications necessary to reconcile the adjustments made pursuant to clause (A) above with such financial statements.

8.10 No Partnership, Etc. The Lenders and Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Notes or in any of the other Credit Facility Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between the Lenders and Borrower or any other Person.

8.11 Limitation on Liability. No claim shall be made by Borrower or any of its Affiliates against the Lenders or any of their Affiliates, directors, employees, attorneys or agents for any loss of profits, business or anticipated savings, special or punitive damages or any indirect or consequential loss whatsoever in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Credit Facility Documents or any act or omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

8.12 Waiver of Jury Trial. THE LENDERS, ADMINISTRATIVE AGENT AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT FACILITY DOCUMENT, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ADMINISTRATIVE AGENT, THE LENDERS OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS AND ADMINISTRATIVE AGENT TO ENTER INTO THIS AGREEMENT.

8.13 Consent to Jurisdiction. The Lenders, Administrative Agent and Borrower agree that any legal action or proceeding by or against Borrower or with respect to or arising out of this Agreement, the Notes, or any other Credit Facility Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, or any appellate court thereof, as Administrative Agent may elect. By execution and delivery of this Agreement, the Lenders, Administrative Agent and Borrower accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Lenders, Administrative Agent and Borrower irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Administrative Agent to bring legal action or proceedings in any other competent jurisdiction. The Lenders, Administrative Agent and Borrower further agree that the aforesaid courts of the State of New York and of the United States of America shall have exclusive jurisdiction with respect to any claim or counterclaim of Borrower based upon the assertion that the rate of interest charged by the Lenders on or under this Agreement, the Loans and/or the other Credit Facility Documents is usurious. The Lenders, Administrative Agent and Borrower hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement or any other Credit Facility Document brought before the foregoing courts on the basis of forum non-conveniens.

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8.14 Knowledge and Attribution. References in this Agreement and the other Credit Facility Documents to the “knowledge,” “best knowledge” or facts and circumstances “known to” Borrower, and all like references, mean facts or circumstances of which a Responsible Officer of Borrower has actual knowledge.

8.15 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Borrower may not assign or otherwise transfer any of their rights under this Agreement, and the Lenders may not assign or otherwise transfer any of their rights under this Agreement except as provided in Article VII.

8.16 Counterparts; Electronic Execution.

(a) This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement. Delivery of an executed counterpart of a signature page of this Agreement by fax or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Credit Facility Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Credit Facility Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower, electronic images of this Agreement or any other Credit Facility Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Credit Facility Documents based solely on the lack of paper original copies of any Credit Facility Documents, including with respect to any signature pages thereto.

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8.17 Patriot Act Notice. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Patriot Act. Borrower shall, and shall cause each of its Significant Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by Administrative Agent or any Lender in order to assist Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

8.18 Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

8.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Facility Document), Borrower acknowledges and agrees, and acknowledge its Affiliates’ understanding, that (a) the arranging and other services regarding this Agreement provided by Administrative Agent and the Lenders and the Arrangers are arm’s-length commercial transactions between Borrower and its Affiliates, on the one hand, and Administrative Agent and the Lenders and the Arrangers on the other hand, (b) Borrower has consulted their own legal, accounting, regulatory and tax advisors to the extent that they have deemed appropriate, (c) Borrower is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Facility Documents, (d) each of the Administrative Agent and the Lenders and the Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any of its Affiliates, or any other Person, (e) none of Administrative Agent or the Lenders and the Arrangers has any obligation to Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Facility Documents and (f) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates, and none of Administrative Agent, the Lenders and the Arrangers has any obligation to disclose any of such interests to Borrower or its Affiliates. To the fullest extent permitted by law, Borrower hereby waives and releases any claims that they may have against Administrative Agent, the Lenders and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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8.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Facility Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Facility Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Facility Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

8.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Facility Documents provide support, through a guarantee or otherwise, for Hedge Transactions or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Facility Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Facility Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Facility Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 8.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

42

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

8.22 Divisions. For all purposes under the Credit Facility Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

8.23 Certain ERISA Matters.

8.23.1 Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(a) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, or the Commitments or this Agreement;

(b) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(c) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

43

(d) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

8.23.2 In addition, unless either (1) sub-clause (a) in the immediately preceding clause 8.23.1 is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (d) in the immediately preceding clause 8.23.1, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, any Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Facility Document or any documents related hereto or thereto).

8.24 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Facility Document, the interest paid or agreed to be paid under the Credit Facility Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

BORROWER:

TAMPA ELECTRIC COMPANY

By:	/s/ Gregory W. Blunden
Name: Gregory W. Blunden
Title: Treasurer and Chief Financial Officer

By:	/s/ Jeffrey S. Chronister
Name: Jeffrey S. Chronister
Title: Vice President – Finance and Controller

[Signature Page to Tampa A&R Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender

By:	/s/ Gregory R. Gredvig
Name: Gregory R. Gredvig
Title: Director

[Signature Page to Tampa A&R Credit Agreement]

JPMORGAN CHASE BANK, N.A. as Lender

By:	/s/ Nancy R. Barwig
Name: Nancy R. Barwig
Title: Executive Director

[Signature Page to Tampa A&R Credit Agreement]

MUFG BANK, LTD., CANADA BRANCH as Lender

By:	/s/ Richard W. Kim
Name: Richard W. Kim
Title: Director

[Signature Page to Tampa A&R Credit Agreement]

ROYAL BANK OF CANADA, as Lender

By:	/s/ David Gazley
Name: David Gazley
Title: Authorized Signatory

[Signature Page to Tampa A&R Credit Agreement]

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ David Dewar
Name: David Dewar
Title: Director

[Signature Page to Tampa A&R Credit Agreement]

SCHEDULE 1

LENDERS AND COMMITMENTS

Lender	Amount of Commitment
Wells Fargo Bank, National Association	$80,000,000
JPMorgan Chase Bank, N.A.	$80,000,000
MUFG Bank, Ltd., Canada Branch	$80,000,000
Royal Bank of Canada	$80,000,000
The Bank of Nova Scotia	$80,000,000

TOTAL:	$400,000,000

SCHEDULE 5.3.3

EXISTING LIENS

Indenture of Mortgage dated as of August 1, 1946, between Tampa Electric Company and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Trustee, as supplemented and amended from time to time so long as no such amendment expands the lien granted thereunder to cover additional assets (no bonds currently outstanding).

Schedule 5.3.3

EXHIBIT A

to the Credit Agreement

DEFINITIONS

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Wells Fargo Bank, National Association, acting in its capacity as administrative agent for the Lenders under the Credit Agreement, or its successor appointed pursuant to the terms of the Credit Agreement.

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth in Section 8.1 of the Credit Agreement, or such other address or account as Administrative Agent may from time to time notify to Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliates” of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns 25% or more of the Equity Interest in the Person specified or 25% or more of any class of voting securities of the Person specified.

“Alternate Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%. If for any reason Administrative Agent shall have determined that it is unable to ascertain the Federal Funds Effective Rate, the Base Rate shall be determined without regard to clause (b) hereof, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively.

“Amendment Effective Date” means December [14], 2022.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Rate” means a percentage per annum equal to (a) with respect to Base Rate Loans, 0.00% and (b) with respect to SOFR Loans, 0.80%.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Exhibit A-1

“Arrangers” means entities listed as Joint Lead Arrangers and Joint Bookrunners on the cover page of this Agreement.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 7.13 of the Credit Agreement), and accepted by Administrative Agent, in the form of Exhibit B or any other form approved by Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 2.7.1.2.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Day” means any day other than a Saturday, Sunday or other day on which banks are or are authorized to be closed in New York, New York or Toronto, Canada.

“Bankruptcy Event” shall be deemed to occur, with respect to any Person, if that Person shall institute a voluntary case seeking liquidation or reorganization under a Bankruptcy Law, or shall consent to the institution of an involuntary case thereunder against it; or such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable Federal or state law, or shall consent thereto; or such Person shall apply for, or by consent or acquiescence there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; or such Person shall make a general assignment for the benefit of its creditors; or such Person shall admit in writing its inability to pay its debts generally as they become due; or if an involuntary case shall be commenced seeking liquidation or reorganization of such Person under a Bankruptcy Law or any similar proceedings shall be commenced against such Person under any other applicable Federal or state law and (a) the petition commencing the involuntary case is not timely controverted, (b) the petition commencing the involuntary case is not dismissed within 60 days of its filing, (c) an interim trustee is appointed to take possession of all or a substantial portion of the property, and/or to operate all or any material part of the business of such Person and such appointment is not vacated within 60 days, or (d) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers, over such Person or all or a substantial part of its property shall have been entered; or any other similar relief shall be granted against such Person under any applicable Federal or state law.

Exhibit A-2

“Bankruptcy Law” means Title 11, United States Code, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors, or any successor statute.

“Base Rate”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then current Benchmark, as applicable, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 2.7.1.2.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; or

(2) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Facility Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Banking Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides

Exhibit A-3

may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Facility Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

Exhibit A-4

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer or as of a specific date will not be representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Facility Document in accordance with Section 2.7.1.2 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Facility Document in accordance with Section 2.7.1.2.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” means Tampa Electric Company, a Florida corporation.

“Borrowing” means Loans of the same Type.

“Capital Lease Obligations” of any Person means, subject to Section 8.9(b), the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalization” means, as to Borrower, the sum of Total Debt and Consolidated Shareholders Equity, in each case, as of the date of any determination thereof.

“Change of Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement of: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority or (c) the compliance by any Lender (or, for purposes of Section 2.7.4 of the Credit Agreement, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted or issued.

Exhibit A-5

“Closing Date” means the date (which shall not be later than December 16, 2022) when each of the conditions precedent listed in Section 3.1 of the Credit Agreement has been satisfied (or waived in accordance with the terms of the Credit Agreement).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder on the Closing Date. The amount of each Lender’s Commitment is set forth on Schedule 1, or in the Assignment and Assumption or other instrument entered into pursuant to this Agreement by which such Lender shall have assumed its Commitment, as applicable.

“Confirmation of Interest Period Selection” has the meaning given in Section 2.1.2.4(b) of the Credit Agreement.

“Consolidated Shareholders Equity” means, as of the date of any determination, the consolidated net worth of Borrower and its subsidiaries, and including (without duplication) amounts attributable to (a) junior subordinated debentures that do not contain any scheduled principal payments or prepayments or any mandatory redemptions or mandatory repurchases prior to the date at least 91 days after the Maturity Date, (b) Hybrid Equity Securities and (c) preferred stock to the extent excluded from Total Debt, minus the value of minority interests in any of Borrower’s subsidiaries, and disregarding unearned compensation associated with Borrower’s employee stock ownership plan or other benefit plans, foreign currency translation adjustments and other comprehensive income adjustments and amounts attributable to the non-cash effects of pension and other post-retirement benefits, all determined in accordance with GAAP.

“Contingent Obligation” means, as to any Person, any obligation of such Person guaranteeing any Indebtedness or lease obligation (each a “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (c) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be the maximum probable liability in respect thereof (assuming such Person is required to perform thereunder) as determined in good faith by Borrower in accordance with GAAP.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Agreement” or “Agreement” means this Credit Agreement dated as of December [14], 2022 among Borrower, the Lenders party hereto and Administrative Agent, to which this Exhibit A is attached.

“Credit Facility Documents” means, collectively, the Credit Agreement, any Notes and any other letter agreements or similar documents entered into by Administrative Agent (in its capacity as administrative agent under the Credit Agreement) and Borrower in connection with the transactions contemplated by the Credit Facility Documents mentioned above.

Exhibit A-6

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in accordance with the Benchmark Replacement Conforming Changes.

“Default Rate” means (a) (i) with respect to principal of any SOFR Loan, the interest rate per annum applicable to such SOFR Loan, plus 2.00%, (ii) with respect to any Base Rate Loan, the rate applicable to Base Rate Loans, plus 2.00% and (b) with respect to interest, fees and any other amounts, the interest rate then applicable to Base Rate Loans, plus 2.00%. Interest computed with reference to the Default Rate shall be adjusted and calculated in the same manner as interest computed with reference to the Alternate Base Rate or the Adjusted Term SOFR (as applicable).

“Defaulting Lender” means any Lender that (a) has failed, within two Banking Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified Borrower or Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Banking Days after request by Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Administrative Agent’s receipt of such certification in form and substance satisfactory to it, or (d) has (i) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, (ii) in the good faith determination of Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, or (iii) become the subject of a Bail-In Action (each a “bankruptcy event”), provided that a bankruptcy event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Dollar” and “$” means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

Exhibit A-7

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Equity Interests” means (a) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (b) any warrants, options or other rights to acquire such shares or interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means (a) a corporation which is a member of a controlled group of corporations with Borrower within the meaning of Section 414(b) of the Code, (b) a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with Borrower within the meaning of Section 414(c) of the Code or Section 4001(b)(1) of ERISA, (c) a member of an affiliated service group with Borrower within the meaning of Section 414(m) of the Code, or (d) an entity treated as under common control with Borrower by reason of Section 414(o) of the Code.

“ERISA Plan” means any employee benefit plan (a) maintained by Borrower or any ERISA Affiliate, or to which any of them contributes or is obligated to contribute, for its employees and (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning given in Section 6.1 of the Credit Agreement.

“Excluded Taxes” means, with respect to Administrative Agent or any Lender, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized, of which it is a resident or in which it has an office or conducts business (other than a business which it is deemed to conduct solely by reason of such Lender’s executing, delivering or performing its obligations or receiving a payment under, or enforcing, the Credit Agreement or any other Credit Facility Document), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction of which Borrower is organized, is a resident or in which it has an office or conducts business (other than a business which it is deemed to conduct solely by reason of such Lender’s executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement or any other Credit Facility Document), (c) in the case of any Lender (other than an assignee pursuant to a request by Borrower under Section 2.9.2 of the

Exhibit A-8

Credit Agreement), any U.S. Federal withholding Tax that (i) is in effect and would apply to amounts payable to such Lender at the time such Lender becomes a party to this Agreement or (ii) is attributable to such Lender’s failure or inability (other than as a result of a Change of Law after the date such Lender becomes a party to this Agreement) to comply with Section 2.5.7 of the Credit Agreement and (d) any Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning set forth in the recitals hereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Banking Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System (or any successor thereto).

“FERC” means the Federal Energy Regulatory Commission and its successors.

“Floor” means a rate of interest equal to 0.00%.

“GAAP” means generally accepted accounting principles in the United States consistently applied.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, regulatory, public or statutory instrumentality, authority, body, agency, bureau or entity (including any zoning authority, FERC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party to the Credit Agreement at law.

“Governmental Rule” means any law, rule, regulation, ordinance, order, code interpretation, treaty, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

“Granting Lender” has the meaning given in Section 7.12.2 of the Credit Agreement.

“Hedge Transactions” means transactions under any interest swap agreements, caps, collars or other interest rate hedging mechanisms.

“Hybrid Equity Securities” means securities issued by Borrower or any subsidiary that (a) are classified as possessing a minimum of (i) “intermediate equity content” by S&P and (ii) “Basket C equity credit” by Moody’s and (b) do not contain any scheduled principal payments or prepayments or any mandatory redemptions or mandatory repurchases prior to the date that is at least 91 days after the Maturity Date.

Exhibit A-9

“Inchoate Default” means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time and/or the giving of notice, would constitute an Event of Default.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person (other than letters of credit issued to secure a financial obligation of such Person to the extent such obligation is not outstanding at the time) and all unreimbursed drafts drawn thereunder, (d) all Indebtedness of another Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person under any subscription or similar agreement, (g) the discounted present value of all obligations of such Person (other than Borrower) payable under agreements for the payment of a specified purchase price for the purchase and resale of power whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (h) any unfunded or underfunded obligation subject to the minimum funding standards of Section 412 of the Code of such Person to any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) maintained at any time, or contributed to, by such Person or any other Person which is under common control (within the meaning of Section 414(b) or (c) of the Code) with such Person, (i) all Contingent Obligations of such Person and (j) all obligations of such Person in respect of Hedge Transactions; provided, however, that Indebtedness shall specifically exclude accounts payable arising in the ordinary course of business.

“Indemnified Taxes” means (a) Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any obligation of Borrower under this Agreement or any other Credit Facility Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitees” has the meaning given in Section 5.12.1 of the Credit Agreement.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

“Interest Period” means, with respect to any SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless such next succeeding Banking Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Banking Day, (ii) any monthly Interest Period pertaining to a SOFR Borrowing that commences on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Banking Day of the last calendar month of such Interest Period and (iii) no Interest Period for any SOFR Loan may end after the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

Exhibit A-10

“Legal Requirements” means, as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any requirement under a Permit, and any Governmental Rule in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Lender” or “Lenders” means the Persons listed on Schedule 1 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” means, with respect to any Lender, the office designated as such in such Lender’s Administrative Questionnaire or such other office of such Lender as such Lender may specify from time to time to Administrative Agent and Borrower.

“Lien” on any asset means any mortgage, deed of trust, lien, pledge, charge, security interest, or easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Liquidation Costs” has the meaning given in Section 2.8 of the Credit Agreement.

“Loans” means the loans made by the Lenders to Borrower pursuant to the Credit Agreement.

“Material Adverse Effect” means (a) a material adverse change in the business, property, results of operations, or financial condition of Borrower and any Significant Subsidiary thereof, taken as a whole or (b) any event or occurrence of whatever nature which materially and adversely (i) changes Borrower’s ability to perform its obligations under the Credit Facility Documents to which it is a party or (ii) impairs the legality, validity, binding effect or enforceability of the Credit Facility Documents.

“Maturity Date” means the date that is 364 days after the Amendment Effective Date (or if such date is not a Banking Day, the immediately preceding Banking Day).

“Minimum Notice Period” means (a) at least three U.S. Government Securities Business Days before the date of any continuation or conversion of a Loan resulting in whole or in part in one or more SOFR Loans and (b) before 12:00 noon on the U.S. Government Securities Business Days of any conversion of a Loan resulting in whole or in part in one or more Base Rate Loans.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any ERISA Plan that is a multiemployer plan (as defined in Section 3(37) of ERISA).

“Non-Recourse Indebtedness” means Indebtedness which is not an obligation of, and is otherwise without recourse to, the assets or revenues of Borrower or any subsidiary of Borrower.

“Note” has the meaning given in Section 2.1.5 of the Credit Agreement.

“Notice of Conversion of Loan Type” has the meaning given in Section 2.1.3 of the Credit Agreement.

Exhibit A-11

“Obligations” means, collectively, all obligations of Borrower to Administrative Agent and/or the Lenders arising under the Credit Agreement and the other Credit Facility Documents, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Bankruptcy Event and including any obligation or liability in respect of any breach of any representation or warranty and all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with such an event.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other similar excise or property taxes, charges or similar levies arising from any payment made under this Agreement or any other Credit Facility Document from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Facility Document.

“Participant” has the meaning given in Section 7.12.1 of the Credit Agreement.

“Participant Register” has the meaning given in Section 7.12.1 of the Credit Agreement.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“Payment” has the meaning given in Section 7.14(i) of the Credit Agreement.

“Payment Notice” has the meaning given in Section 7.14(ii) of the Credit Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Peoples Gas Transaction” means that certain disposition by Borrower of the assets constituting the division of Borrower d/b/a Peoples Gas System as contemplated by the Final Order Granting Tampa Electric Company and Peoples Gas System Approval for Authority to Issue and Sell Securities, Order No. PSC-2022-0363-FOF-PU and issued by the Florida Public Service Commission dated as of October 25, 2022 and the transactions related thereto.

“Permit” means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, Governmental Authority, trust, trustee or any other entity whether acting in an individual, fiduciary or other capacity.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Administrative Agent in connection with extensions of credit to debtors).

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code which is not exempt under Section 408 of ERISA or Section 4975(d) of the Code.

Exhibit A-12

“Proportionate Share” means, with respect to each Lender (i) at any time prior to the Closing Date, the percentage of the Commitments represented by such Lender’s Commitment and (ii) at any time after the Closing Date, the percentage of the aggregate amount of Loans represented by such Lender’s Loans; provided that in the case of Section 2.11 when a Defaulting Lender shall exist, “Proportionate Share” shall mean the percentage of the Commitments or the aggregate amount of Loans (disregarding any Defaulting Lender’s Commitment or Loans) represented by such Lender’s Commitment or Loans.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Register” has the meaning given it in Section 7.13.2 of the Credit Agreement.

“Regulation D” means Regulation D of the Federal Reserve Board as in effect from time to time.

“Regulation T” means Regulation T of the Federal Reserve Board as in effect from time to time.

“Regulation U” means Regulation U of the Federal Reserve Board as in effect from time to time.

“Regulation X” means Regulation X of the Federal Reserve Board as in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA with respect to an ERISA Plan.

“Required Lenders” means, at any time, Lenders holding in excess of 50% of the Proportionate Shares.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, its president, chief executive officer, any vice president, treasurer, or secretary or any managing general partner or manager or managing member of a limited liability company (or any of the preceding with regard to such managing general partner, manager or managing member).

“Retiring Lender” means a Person with an outstanding Loan under (and as defined in) the Existing Credit Agreement whose commitment thereunder is greater than the amounts set forth opposite such Person’s name on Schedule 1 to the Credit Agreement.

Exhibit A-13

“S&P” means Standard & Poor’s Financial Services LLC.

“Sanctions” has the meaning given in Section 4.14.2(a).

“Significant Subsidiary” means any subsidiary of Borrower formed or acquired after the Closing Date the total assets (after intercompany eliminations) of which exceed 10% of the total assets of Borrower and its subsidiaries (taken as a whole).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Solvent” means, when used with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature, and (e) such Person is not insolvent within the meaning of any applicable Legal Requirements. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“SPC” has the meaning given in Section 7.12.2 of the Credit Agreement.

“Subject Claims” has the meaning given in Section 5.12.1 of the Credit Agreement.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, references herein to a “subsidiary” refer to a subsidiary of Borrower.

Exhibit A-14

“Taxes” means any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto.

“TECO” means TECO Energy, Inc., a Florida corporation.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Alternate Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Alternate Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Alternate Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion and substantially consistent with market practice).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Debt” means, without duplication, Indebtedness of Borrower and its subsidiaries (taken as a whole) determined on a consolidated basis in accordance with GAAP outstanding at the date of any determination thereof, without regard to the effects of FASB ASC 805 and FASB ASC 825, but expressly excluding (a) Non-Recourse Indebtedness of Borrower and its subsidiaries, (b) junior subordinated debentures issued by Borrower and its subsidiaries that do not contain any scheduled principal payments or prepayments or any mandatory redemptions or mandatory repurchases prior to the date at least 91 days after the Maturity Date, (c) Hybrid Equity Securities and (d) preferred stock of Borrower and its subsidiaries in an amount not to exceed 10% of Borrower’s Capitalization on such date.

Exhibit A-15

“Type” means the type of a Loan, whether a Base Rate Loan or SOFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Withholding Agent” has the meaning given in Section 2.5.4.4 of the Credit Agreement.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Exhibit A-16

RULES OF INTERPRETATION

1. The singular includes the plural and the plural includes the singular.

2. “or” is not exclusive.

3. A reference to a Governmental Rule or Legal Requirement includes any amendment or modification to such Governmental Rule or Legal Requirement, and all regulations, rulings and other Governmental Rules or Legal Requirement promulgated under such Governmental Rule.

4. A reference to a Person includes its permitted successors and permitted assigns.

5. Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

6. The words “include,” “includes” and “including” are not limiting.

7. A reference in a document to an Article, Section, Exhibit, Schedule, Annex, Appendix or Attachment is to the Article, Section, Exhibit, Schedule, Annex, Appendix or Attachment of such document unless otherwise indicated. Exhibits, Schedules, Annexes, Appendices or Attachments to any document shall be deemed incorporated by reference in such document.

8. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

9. The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

10. References to “days” shall mean calendar days, unless the term “Banking Days” shall be used. References to a time of day shall mean such time in New York, New York, unless otherwise specified.

11. The Credit Facility Documents are the result of negotiations between, and have been reviewed by Borrower, Administrative Agent, each Lender and their respective counsel. Accordingly, the Credit Facility Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against Borrower, Administrative Agent or any Lender solely as a result of any such party having drafted or proposed the ambiguous provision.

Exhibit A-17

EXHIBIT B

to the Credit Agreement

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s):

4.	Administrative Agent:	Wells Fargo Bank, National Association, as Administrative Agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement dated as of December [14], 2022 among Tampa Electric Company, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent

6.	Assigned Interest:

[1]	Select as applicable.

Exhibit B-1

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$[________]	$[________]	[____]%
$[________]	$[________]	[____]%
$[________]	$[________]	[____]%

Effective Date: _____________ ___, 202_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit B-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Exhibit B-3

Consented to and Accepted:

[WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent

By
Title:][3]

Consented to:

[TAMPA ELECTRIC COMPANY

By
Title:][4]

[3]	To be added only if the consent of Administrative Agent is required by the terms of the Credit Agreement.
[4]	To be added only if the consent of Borrower is required by the terms of the Credit Agreement.

Exhibit B-4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Facility Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Facility Document, (iii) the financial condition of Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or any other Credit Facility Document or (iv) the performance or observance by Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement or any other Credit Facility Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement or any other Credit Facility Document, (ii) it satisfies the requirements, if any, specified in the Credit Agreement or any other Credit Facility Document that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement or any other Credit Facility Document as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement or any other Credit Facility Document, together with copies of the most recent financial statements delivered pursuant to Section 5.9 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (v) if it is a Lender not formed under the laws of the United States of America or any state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement or any other Credit Facility Document, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Credit Facility Document, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or any other Credit Facility Document are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.

Annex 1-1 to Exhibit B

Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1-2 to Exhibit B

EXHIBIT C

to the Credit Agreement

FORM OF NOTE

$______________ Note No. ______	New York, New York __________, 20_

For value received, the undersigned TAMPA ELECTRIC COMPANY, a Florida corporation (“Borrower”), promises to pay to ___________________ (“Lender”), at the office of _______ located at ______________________, in lawful money of the United States of America and in immediately available funds, the principal amount of ______________ DOLLARS ($______________), or if less, the aggregate unpaid and outstanding principal amount of Loans made by Lender to Borrower pursuant to that certain Amended and Restated Credit Agreement dated as of December [14], 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrower, the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (“Administrative Agent”), and all other amounts owed by Borrower to Lender hereunder.

This is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in the Credit Agreement.

The principal amount hereof is payable in accordance with the Credit Agreement, and such principal amount may be prepaid solely in accordance with the Credit Agreement.

Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Credit Agreement and Borrower agrees to pay other fees and costs as stated in the Credit Agreement.

If any payment on this Note becomes due and payable on a date which is not a Banking Day, such payment shall be made on the first succeeding, or next preceding, Banking Day, in accordance with the terms of the Credit Agreement.

All Loans made by Lender pursuant to the Credit Agreement and other Credit Facility Documents, and all payments and prepayments made on account of the principal balance hereof shall be recorded by Lender on the grid attached hereto, provided that failure to make such a notation shall not affect or diminish Borrower’s obligation to repay all amounts due on this Note as and when due.

Upon the occurrence and during the continuation of any one or more Events of Default, all amounts then remaining unpaid on this Note may become or be declared to be immediately due and payable as provided in the Credit Agreement and other Credit Facility Documents.

Borrower agrees to pay costs and expenses, including without limitation attorneys’ fees, as set forth in Section 8.4 of the Credit Agreement.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Exhibit C-1

TAMPA ELECTRIC COMPANY

By:
Name:
Title:

By:
Name:
Title:

Exhibit C-2

EXHIBIT D

to the Credit Agreement

[Reserved]

Exhibit D-1

EXHIBIT E-1

to the Credit Agreement

[Reserved]

Exhibit E-1-1

EXHIBIT E-2

to the Credit Agreement

FORM OF NOTICE OF CONVERSION OF LOAN TYPE

(Delivered pursuant to Section 2.1.3)

[Date]

Wells Fargo Bank, National Association,

as Administrative Agent for the Lenders

with copy to:

Re: Tampa Electric Company Credit Agreement: Notice of Conversion of Loan Type

Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of December [14], 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tampa Electric Company, a Florida corporation (“Borrower”), the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (“Administrative Agent”). All capitalized terms used herein shall have the respective meanings specified in Exhibit A to the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.

Pursuant to Section 2.1.3 of the Credit Agreement, Borrower hereby requests conversion of the following Loans as set forth below [include only those which are applicable]:

1.	Conversion of Base Rate Loans to SOFR Loans:

Base Rate Loans in the following amount: to be converted to SOFR Loans as follows:	$_________

SOFR Loan to expire __________, ____:	$_________

SOFR Loan to expire __________, ____:	$_________

2.	Conversion of SOFR Loans to Base Rate Loans:

SOFR Loans in the following amount: to be converted to Base Rate Loans.	$_________

The effective date of the conversion shall be _____, ____ which is a Banking Day and which shall be the first day after the last day of an Interest Period if converting from SOFR Loans.

Exhibit E-2-1

IN WITNESS WHEREOF, Borrower has executed this Notice of Conversion of Loan Type on the date set forth above.

TAMPA ELECTRIC COMPANY

By:
Name:
Title:

The undersigned acknowledges

receipt of a copy of this Notice

of Conversion of Loan Type:

WELLS FARGO BANK, NATIONAL ASSOCIATION,	Date: __________, _____
as Administrative Agent
By:__________________________
Name:
Title:

Exhibit E-2-2

EXHIBIT E-3

to the Credit Agreement

FORM OF CONFIRMATION OF INTEREST PERIOD SELECTION

(Delivered pursuant to Section 2.1.2.4(b))

[Date]

Wells Fargo Bank, National Association,

as Administrative Agent for the Lenders

with copy to:

Re: Tampa Electric Company Credit Agreement: Confirmation of Interest Period Selection

This Confirmation of Interest Period Selection is delivered to you pursuant to Section 2.1.2.4(b) of the Amended and Restated Credit Agreement dated as of December [14], 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tampa Electric Company, a Florida corporation (“Borrower”), the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (“Administrative Agent”). All capitalized terms used herein shall have the respective meanings specified in Exhibit A to the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.

This Confirmation of Interest Period Selection relates to $ __________ of the SOFR Loans with an Interest Period ending on ________. This Confirmation of Interest Period Selection constitutes a confirmation that effective __________ (which shall be the last day of an Interest Period):

The requested Interest Period for ___________ of such SOFR Loans shall be [__ months].

This notice shall be effective only if delivered to Administrative Agent as a Confirmation of Interest Period Selection made pursuant to Section 2.1.2.4(b) of the Credit Agreement.

The undersigned confirms and certifies to each Lender that as of the date of this Confirmation of Interest Period Selection, no Event of Default or Inchoate Default exists under the Credit Agreement.

Exhibit E-3-1

TAMPA ELECTRIC COMPANY

By:
Name:
Title:

The undersigned acknowledges receipt

of a copy of this Confirmation of

Interest Period Selection:

WELLS FARGO BANK, NATIONAL ASSOCIATION,	Date: __________, _____
as Administrative Agent
By:__________________________
Name:
Title:

Exhibit E-3-2

EXHIBIT E-4

to the Credit Agreement

[Reserved]

Exhibit E-4-1

EXHIBIT F

to the Credit Agreement

[Reserved]

Exhibit F-1

EXHIBIT G

to the Credit Agreement

BORROWER’S CLOSING CERTIFICATE

Pursuant to Section 3.1.7 of the Credit Agreement (as defined below), the undersigned hereby certifies on this [14]th day of December, 2022 to Wells Fargo Bank, National Association, as administrative agent (“Administrative Agent”) for the Lenders under that certain Amended and Restated Credit Agreement dated as of December [14], 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Tampa Electric Company, a Florida corporation (“Borrower”), the lenders party thereto (the “Lenders”) and Administrative Agent, that:

1. Borrower is not or, but for the passage of time or the giving of notice or both will not be, in breach of any material obligation thereunder which is reasonably expected to have a Material Adverse Effect.

2. Each representation and warranty set forth in Article IV of the Credit Agreement is true and correct as of the date hereof, unless such representation or warranty expressly relates to another time.

3. There exists no Event of Default or Inchoate Default as of the [Closing Date][Amendment Effective Date].

4. The conditions precedent set forth in Sections 3.1 and 3.2 of the Credit Agreement have been satisfied or have been waived in accordance with Section 7.9 of the Credit Agreement.

All capitalized terms used herein which are defined in the Credit Agreement shall have the meaning given to them in Exhibit A to the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

Exhibit G-1

IN WITNESS WHEREOF, Borrower has executed this Certificate on the date set forth above.

TAMPA ELECTRIC COMPANY

By:
Name:
Title:

Exhibit G-2

EXHIBIT H-1

to the Credit Agreement

December [__], 2022

Wells Fargo Bank, National Association, as Administrative Agent for

the Lenders under the Credit Agreement described below,

and the Lenders under such Credit Agreement

1525 West W.T. Harris Boulevard

Charlotte, NC 28262

Re: Credit Agreement for Tampa Electric Company

Ladies and Gentlemen:

As Associate General Counsel of Tampa Electric Company, a Florida corporation (the “Company”), I have acted as counsel to the Company in connection with the Amended and Restated Credit Agreement dated as of the date hereof among the Company, Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) and the Lenders party thereto (the “Lenders”) (the “Credit Agreement”). This opinion is being delivered pursuant to Section 3.1.4 of the Credit Agreement. Capitalized terms not otherwise defined in this opinion that are defined in the Credit Agreement have the meanings assigned to them in the Credit Agreement.

In rendering the opinions set forth herein, I, or attorneys under my supervision, have examined and relied on originals or copies of the Credit Agreement and the form of Notes to be issued by the Company pursuant to Section 2.1.5 thereunder (collectively, the “Credit Documents”) and the governing documents, and such other documents and made such examination of law as I have deemed appropriate to give the opinions set forth below. I have relied, without independent verification, upon certificates of public officials and, as to matters of fact material to my opinions, on representations made in the Credit Agreement and certificates and other inquiries of officers of the Company. When used in this opinion, the phrase “to my knowledge” or equivalent words with respect to a matter means that nothing has come to my attention in the course of my representation of the Company which would lead me to question such matter but that, except as expressly stated, I have not made any special investigation with respect thereto.

In my examination I have assumed the genuineness of all signatures (other than signatures made on behalf of the Company), including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. Also, with your approval, I have relied as to certain legal matters on advice of other lawyers employed by the Company who are more familiar with such matters. This opinion speaks only as of its date, and I undertake no obligation to update it for any subsequent events or legal developments.

I am a member of the Florida Bar, and I express no opinion as to the laws of any other jurisdiction other than the applicable laws of the State of Florida. I do not express any opinion concerning matters governed by any securities laws of the State of Florida.

Based upon and subject to the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

Exhibit H-1-1

1. The Company is validly existing as a corporation in good standing under the laws of the State of Florida, and has the corporate power to execute and deliver the Credit Documents and to perform its obligations thereunder.

2. The Company has duly authorized the Credit Documents to which it is a party and has executed and delivered the Credit Agreement.

3. All consents, governmental approvals, licenses or authorizations (including from the Florida Public Service Commission) required to be obtained by the Company before the date hereof for its execution, delivery and performance of the Credit Documents have been obtained and are in full force and effect. To my knowledge, there is no proceeding pending or threatened that seeks, or may reasonably be expected, to rescind, terminate, modify, suspend, or withhold any of the consents, approvals, licenses, or authorizations referred to in this paragraph.

This opinion is furnished to you as Administrative Agent and to the Lenders who may become parties to the Credit Agreement in connection with the transaction described above and may not be relied on without my prior written consent for any other purpose or by anyone else. I consent to reliance on the opinions expressed herein, solely in connection with the Credit Documents, by any successor Administrative Agent or party that becomes a Lender under the Credit Agreement after the date of this opinion in accordance with the provisions of the Credit Agreement as if this opinion were addressed and delivered to such successor Administrative Agent or additional Lender on the date hereof, on the condition and understanding that (a) any such reliance must be actual and reasonable under the circumstances existing at the time such successor Administrative Agent or additional Lender becomes an Administrative Agent or Lender, including any circumstances relating to changes in law, facts or any other developments known to or reasonably knowable by such successor Administrative Agent or additional Lender at such time, (b) my consent to such reliance shall not constitute a reissuance of the opinions expressed herein or otherwise extend any statute of limitations period applicable hereto on the date hereof, and (c) in no event shall any such successor Administrative Agent or additional Lender have any greater rights with respect hereto than the original addressees of this letter on the date hereof or than its assignor.

Very truly yours,

Michelle V. Szekeres Associate General Counsel

Exhibit H-1-2

EXHIBIT H-2

to the Credit Agreement

December [__], 2022

Wells Fargo Bank, National Association, as Administrative Agent for

the Lenders under the Credit Agreement described below,

and the Lenders under such Credit Agreement

1525 West W.T. Harris Boulevard

Charlotte, NC 28262

Re: Credit Agreement for Tampa Electric Company

Ladies and Gentlemen:

We are furnishing this opinion to you pursuant to Section 3.1.4 of the Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of the date hereof, among Tampa Electric Company (the “Company”), as borrower, Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the Lenders party thereto (the “Lenders”). Capitalized terms used but not otherwise defined in this opinion have the meanings as assigned to them in the Credit Agreement.

We have acted as counsel to the Company in connection with the Credit Agreement. We have examined the Credit Agreement and the form of Notes to be issued by the Company pursuant to Section 2.1.5 of the Credit Agreement (collectively, the “Credit Documents”). We have also examined such other documents and certificates as we consider necessary to render this opinion. As to various questions of fact material to our opinion, we have relied, without independent verification, upon the representations made in or pursuant to the Credit Agreement and upon certificates of officers of the Company. We have also relied upon the certificates of public officials. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We also have assumed that each Credit Document to which the Administrative Agent, or any of the Lenders is a party constitutes its valid and binding obligation.

The opinions rendered herein are limited solely to provisions of the following applicable laws, as currently in effect: (a) the federal laws of the United States of America, (b) the Florida Business Corporation Act, and (c) the laws of the State of New York, provided, however, that the opinions expressed herein are based upon a review of only those statutes, rules and regulations that, in our experience, are directly applicable to the transactions contemplated in the Credit Documents and in any event the laws described in clauses (a) through (c) above shall not include (and we express no opinion as to) the Employee Retirement Income Security Act of 1974, as amended, or any tax, antitrust, environmental, or unfair competition laws or any rules or regulations with respect thereto, any laws, regulations, executive orders or government programs designed to combat terrorism, money laundering or racketeering, any local or state laws governing licenses, permits and approvals necessary for the conduct of the Company’s business, any zoning, land use, resource recovery laws or regulations, or, except as set forth in paragraph 5 below, any state or federal securities laws, and we express no opinion as to any other laws, statutes, rules or regulations not specifically identified above or otherwise excluded in this opinion letter.

References in this opinion to matters known to us limit the statement to the actual knowledge of the lawyers in this firm responsible for preparing this opinion after consultation with such other lawyers in the firm and review of such documents in our possession as they considered appropriate.

Exhibit H-2-1

Based on the foregoing and subject to the additional qualifications set forth below, we are of opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of the State of Florida and has the corporate power to enter into and perform its obligations under the Credit Documents.

2. The Credit Agreement has been duly authorized, executed and delivered by the Company and constitutes its valid and binding obligations enforceable against it in accordance with their terms. The Notes have been duly authorized by the Company, and each Note, when executed and delivered for value, will constitute its valid and binding obligation enforceable against the Company in accordance with its terms.

3. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required under any New York or federal law of the United States in connection with the due authorization, execution, delivery and performance of the Credit Documents by the Company.

4. The execution and delivery of the Credit Documents by the Company do not and the performance by it of its obligations will not (i) constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any written contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument that is listed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2021, (ii) violate the charter or by-laws of the Company, (iii) violate any applicable New York or federal law, statute, rule or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) or (iv) violate any judgment, order, writ or decree applicable to the Company and known to us.

5. The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Our opinions above are subject to bankruptcy, insolvency, voidable, preferential or fraudulent transfer, reorganization, restructuring, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

We express no opinion as to:

(i)	the enforceability of any provision of the Credit Documents that increases the rate of interest upon default or imposes a late fee to the extent either is determined to be a penalty;

(ii)	the enforceability of any provision of the Credit Documents purporting to grant a party conclusive rights of determination;

(iii)

the effect of any provision of the Credit Documents that purports to grant rights of set-off or similar rights (a) to any person other than the particular Lender, (b) other than in accordance with applicable law, (c) to the extent a Lender or other person is authorized to set off against funds on deposit in the Company’s accounts that were accepted by such Lender or other person with the intent to apply such funds to a preexisting claim rather than to hold the funds subject to withdrawals in the ordinary course, (d) to the extent that the funds on deposit in said accounts are in any manner special accounts, which by the express terms on which they are created, are made subject to the rights of a third party, or (e) to the extent that a Lender or any other person is entitled to exercise rights of set-off or similar rights with respect to accounts at any other institution;

Exhibit H-2-2

(iv)	the grant of powers of attorney to the extent they are against public policy;

(v)	any exculpation or indemnification to the extent they are against public policy;

(vi)	the enforceability of any grant of exclusive jurisdiction; and

(vii)

the enforceability of Section 8.20 or 8.21 of the Credit Agreement, the effects of any provision in the Credit Agreement relating to Bail-In Legislation, action by a Resolution Authority, Write-Down and Conversion Powers or a Bail-In Action or the effect any such provision or of Bail-In Legislation generally on the obligations of the Company under the Credit Agreement or any other Credit Document, or whether any contract is or may become or may be deemed to be a QFC or Supported QFC, in each case under any of the U.S. Special Resolution Regimes.

Our opinion is also subject to the applicability of forum non-conveniens doctrine or any other doctrine limiting the availability of the courts in a particular jurisdiction as a forum for the resolution of disputes not having a sufficient nexus to such jurisdiction.

Insofar as our opinions concern the enforceability of the choice of New York law and the permissive rather than exclusive choice of New York forum provisions of the Credit Agreement, such opinions are rendered in reliance upon New York General Obligations Law §§ 5-1401 and 5-1402 (the “GOL”) and New York Civil Practice Law and Rules 327(b) (the “CPLR” and collectively, with the GOL, the “Act”) and is subject to the qualifications that (i) such enforceability may be limited by public policy consideration of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought; (ii) the application of New York law pursuant to the Act to a transaction that has no contact or only insignificant contact with New York State may be subject to constitutional limitations and may not be given effect in jurisdictions other than New York; (iii) we express no opinion as to whether such provisions are effective to establish subject matter jurisdiction in any court, and (iv) without limitation to the foregoing, in connection with any provision of any Credit Document whereby the Company submits to the jurisdiction of any federal court of the United States of America sitting in the Southern District of New York, we note the limitations of and the possible effects of the application or 28 U.S.C. §§1331 and 1332 on federal court jurisdiction or venue. We note that under CPLR Section 510, a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a), a United States District Court has discretion to transfer an action from one Federal court to another. We also express no opinion as to (x) the law applicable to actions other than contract actions (such as, for example, actions sounding in tort) or (y) the enforceability of the parties’ choice of the internal laws of the State of New York if such enforceability is determined by an arbitrator or by any court other than a New York State court or the United States District Court for the Southern District of New York applying New York law.

This opinion is being furnished solely to the addressees hereof and to the Lenders who may become parties to the Credit Agreement in connection with the transaction described above and may not be relied on without our prior written consent for any other purpose or by anyone else. This opinion speaks only as of its date and we undertake no obligation to update it for subsequent events or legal developments. We consent to reliance on the opinions expressed herein, solely in connection with the Credit Documents, by any successor Administrative Agent or party that becomes a Lender under the Credit Agreement after the date of this opinion in accordance with the provisions of the Credit Agreement as if this opinion were addressed and delivered to such successor Administrative Agent or additional Lender on the date hereof,

Exhibit H-2-3

on the condition and understanding that (a) any such reliance must be actual and reasonable under the circumstances existing at the time such successor Administrative Agent or additional Lender becomes an Administrative Agent or Lender, including any circumstances relating to changes in law, facts or any other developments known to or reasonably knowable by such successor Administrative Agent or additional Lender at such time, (b) our consent to such reliance shall not constitute a reissuance of the opinions expressed herein or otherwise extend any statute of limitations period applicable hereto on the date hereof, and (c) in no event shall any such successor Administrative Agent or additional Lender have any greater rights with respect hereto than the original addressees of this letter on the date hereof or than its assignor.

Very truly yours,

LOCKE LORD LLP

Exhibit H-2-4

EXHIBIT H-3

to the Credit Agreement

December [__], 2022

To the Lenders party to the

Credit Agreement referred to below and

Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

We have acted as special New York counsel to Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, in connection with the Amended and Restated Credit Agreement dated as of December [14], 2022 (the “Credit Agreement”) among Tampa Electric Company (the “Borrower”), the lenders party thereto and the Administrative Agent. Except as otherwise defined herein, terms defined in the Credit Agreement have the same defined meanings when used herein.

In rendering the opinions expressed below, we have examined an executed counterpart of the Credit Agreement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement. We have also assumed that the Credit Agreement has been duly authorized, executed and delivered by, and (except, to the extent set forth below, as to the Borrower) constitutes legal, valid, binding and enforceable obligations of, all of the parties thereto, that all signatories thereto have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the same. In addition, we have assumed that (i) all conditions required for effectiveness of the Credit Agreement pursuant to Section 3.1 thereof shall have been satisfied and (ii) notification of the [Closing Date][Amendment Effective Date] pursuant to said Section 3.1 is being given by the Administrative Agent contemporaneously with the delivery of this opinion.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

The foregoing opinions are also subject to the following comments and qualifications:

(A) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(B) The enforceability of Section 5.12 of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

Exhibit H-3-1

(C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than New York) that limits the interest, fees or other charges it may impose for the loan or use of money or other credit, (ii) the last sentence of Section 2.6.2 of the Credit Agreement, (iii) Section 8.2 of the Credit Agreement, (iv) the first sentence of Section 8.13 of the Credit Agreement, insofar as such sentence relates to the subject-matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement or (iv) the waiver of inconvenient forum set forth in the last sentence of Section 8.13 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the law of any other jurisdiction.

This opinion letter is provided to you by us as special New York counsel to Wells Fargo as the Administrative Agent pursuant to Section 3.1.4 of the Credit Agreement and may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the Credit Agreement without our prior written consent in each instance.

Very truly yours,

BT/JB

Exhibit H-3-2